EXHIBIT 4.6.2

                       Current Issuer terms and conditions of the notes

         The following are the Terms and Conditions (the "Conditions", and any reference to a "Condition" shall be construed accordingly) of the Notes in the form (subject to amendment) in which they will be set out in the Current Issuer Trust Deed. Investors should note that the issuer is referred to in the Conditions as the "Current Issuer" and references to those documents to which the issuer is a party are generally preceded with the words "Current Issuer". A glossary of definitions appears in Condition 17 of these Conditions.

         The Notes of the Current Issuer are constituted by the Current Issuer Trust Deed. The security for the Notes is created pursuant to, and on the terms set out in, the Current Issuer Deed of Charge. By the Current Issuer Paying Agent and Agent Bank Agreement, provision is made for, inter alia, the payment of principal and interest in respect of the Notes.

         The statements in these Conditions include summaries of, and are subject to, the detailed provisions of the Current Issuer Trust Deed, the Current Issuer Deed of Charge and the Current Issuer Paying Agent and Agent Bank Agreement. The Notes are also the subject of the Current Issuer Dollar Currency Swap Agreements, the Current Issuer Euro Currency Swap Agreements, the Current Issuer Interest Rate Swap Agreement and the Current Issuer Basis Rate Swap Agreement.

         Copies of the Current Issuer Trust Deed, the Current Issuer Deed of Charge, the Current Issuer Master Definitions Schedule dated on or about the Closing Date, the Current Issuer Paying Agent and Agent Bank Agreement and each of the other Transaction Documents are available for inspection at the head office for the time being of (i) the Principal Paying Agent, being at the date hereof 5 Carmelite Street, London EC4Y 0PA and (ii) the US Paying Agent, being at the date hereof 14th Floor Zone 3, 111 Wall Street, New York, New York 10043. The Noteholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of, and definitions contained or incorporated in, the Current Issuer Trust Deed, the Current Issuer Deed of Charge, the Current Issuer Intercompany Loan Agreement, the Funding Deed of Charge, the Second Priority Funding Deed of Charge, the Current Issuer Cash Management Agreement, the Current Issuer Paying Agent and Agent Bank Agreement, the Current Issuer Basis Rate Swap Agreement, the Current Issuer Interest Rate Swap Agreement, the Current Issuer Dollar Currency Swap Agreements and the Current Issuer Euro Currency Swap Agreements.

         The issue of the Notes will be authorised by a resolution of the Board of Directors of the Current Issuer passed on or about [22] September 2004.

1.       Form, Denomination, Register, Title and Transfers

(A)      Form and Denomination

         The Dollar Notes will initially be offered and sold pursuant to a registration statement filed with the United States Securities and Exchange Commission. The Reg S Notes will initially be offered and sold outside the United States to non-US persons pursuant to Reg S.

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         The Dollar Notes will be issued in minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof. Each class of Dollar Notes will be initially represented by a US Global Note Certificate, which, in the aggregate, will represent the Principal Amount Outstanding from time to time of such class of Dollar Notes. The Euro Notes will be issued in minimum denominations of A50,000 and integral multiples of A1,000 in excess thereof. Each class of Euro Notes will be initially represented by a Reg S Global Note Certificate which, in the aggregate, will represent the Principal Amount Outstanding from time to time of such class of Euro Notes. The Sterling Notes will be issued in minimum denominations of (GBP)50,000 and integral multiples of (GBP)1,000 in excess thereof. Each class of Sterling Notes will be initially represented by a Reg S Global Note Certificate, which, in the aggregate, will represent the Principal Amount Outstanding from time to time of such class of Sterling Notes.

         Global Note Certificates will be exchanged for Individual Note Certificates in definitive registered form only under certain limited circumstances (as described in the relevant Global Note Certificate). If Individual Note Certificates are issued, they will be serially numbered and issued in an aggregate principal amount equal to the Principal Amount Outstanding of the relevant Global Note Certificates and in registered form only.

(B)      Register

         The Registrar will maintain the Register in respect of the Notes in accordance with the provisions of the Current Issuer Paying Agent and Agent Bank Agreement. In these Conditions, the "Holder" of a Note means the person in whose name such Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof). A Note Certificate will be issued to each Noteholder in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register.

(C)      Title

         The Holder of each Note shall (except as otherwise required by law) be treated by the Current Issuer, the Note Trustee, the Agent Bank and any Agent as the absolute owner of such Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Note Certificate) and no person shall be liable for so treating such Holder.

(D)      Transfers

         Subject as provided otherwise in this Condition 1(D), a Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed, at the Specified Office of the Registrar or the Transfer Agent, together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Note may not be transferred unless the principal amount of Notes transferred and (where not all of the Notes held by a Holder are being transferred) the principal amount of the balance of Notes not transferred are Authorised Holdings. Where not all the Notes

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represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Notes will be issued to the transferor.

         Within five Commercial Business Days of such surrender of a Note Certificate, the Registrar will register the transfer in question and deliver a new Note Certificate of a like principal amount to the Notes transferred to each relevant Holder at its Specified Office or (as the case may be) the Specified Office of the Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (and by airmail if the Holder is overseas) to the address specified for such purpose by such relevant Holder. In this paragraph, "Commercial Business Day" means a day on which commercial banks are open for business in the city where the Registrar or (as the case may be) Transfer Agent has its Specified Office.

         The transfer of a Note will be effected without charge by or on behalf of the Current Issuer, the Registrar or the Transfer Agent but against such indemnity as the Registrar or (as the case may be) such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

         Noteholders may not require transfers of Notes to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the Notes.

         All transfers of Notes and entries on the Register are subject to the detailed regulations concerning the transfer of Notes scheduled to the Current Issuer Paying Agent and Agent Bank Agreement. The regulations may be changed by the Current Issuer with the prior written approval of the Note Trustee and the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Noteholder who requests in writing a copy of such regulations.

2.       Status, Priority and Security

(A)      Status

         The Class A Notes, the Class B Notes, the Class M Notes and the Class C Notes are direct, secured and unconditional obligations of the Current Issuer and are all secured by the same security. Payments on each class of Notes will be made equally amongst all Notes of that class.

(B)      Priority

         (i)    Interest

         Among the Series 1 Notes, payments of interest on the Series 1 Class A Notes will be made ahead of payments of interest on the Series 1 Class B Notes, the Series 1 Class M Notes and the Series 1 Class C Notes, payments of interest on the Series 1 Class B Notes will be made ahead of payments of interest on the Series 1 Class M Notes and the Series 1 Class C Notes and payments of interest on the Series 1 Class M Notes will be made ahead of payments of interest on the Series 1 Class C Notes.

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         Among the Series 2 Notes, payments of interest on the Series 2 Class
A Notes will be made ahead of payments of interest on the Series 2 Class B Notes, the Series 2 Class M Notes and the Series 2 Class C Notes, payments of interest on the Series 2 Class B Notes will be made ahead of payments of interest on the Series 2 Class M Notes and the Series 2 Class C Notes and payments of interest on the Series 2 Class M Notes will be made ahead of payments of interest on the Series 2 Class C Notes.

         Among the Series 3 Notes, payments of interest on the Series 3 Class A Notes will be made ahead of payments of interest on the Series 3 Class B Notes, the Series 3 Class M Notes and the Series 3 Class C Notes, payments of interest on the Series 3 Class B Notes will be made ahead of payments of interest on the Series 3 Class M Notes and the Series 3 Class C Notes and payments of interest on the Series 3 Class M Notes will be made ahead of payments of interest on the Series 3 Class C Notes.

         As among the Series 1 Notes, the Series 2 Notes and the Series 3
Notes:

o payments of interest on the Series 1 Class A1 Notes, the Series 1 Class A2 Notes, the Series 1 Class A3 Notes, the Series 2 Class A1 Notes, the Series 2 Class A2 Notes, the Series 3 Class A1 Notes and the Series 3 Class A2 Notes will be made in no order of priority among them but in proportion to the respective amounts due on the Class A Notes. These payments of interest on the Class A Notes will be made ahead of payments of interest on each Series of Class B Notes, each Series of Class M Notes and each Series of Class C Notes;

o payments of interest on the Series 1 Class B Notes, the Series 2 Class B Notes and the Series 3 Class B Notes will be made in no order of priority among them but in proportion to the respective amounts due on the Class B Notes. These payments of interest on the Class B Notes will be made ahead of payments of interest on each Series of Class M Notes and each Series of Class C Notes;

o payments of interest on the Series 1 Class M Notes, the Series 2 Class M Notes and the Series 3 Class M Notes will be made in no order of priority among them but in proportion to the respective amounts due on the Class M Notes. These payments of interest on the Class M Notes will be made ahead of payments of interest on each Series of the Class C Notes; and

o payments of interest on the Series 1 Class C Notes, the Series 2 Class C Notes and the Series 3 Class C Notes will be made in no order of priority among them but in proportion to the respective amounts due on the Class C Notes.

         (ii)     Principal

         Subject to there being no Trigger Event and no enforcement of the Funding Security and/or the Current Issuer Security, no Class of Notes will be repaid an amount of principal which is greater than the Controlled Amortisation Amount in respect of that Class of Notes for the relevant Payment Date and, subject also to the satisfaction of certain conditions (described below) in relation to the repayment of principal of the Class B Notes, the Class M Notes and the Class C Notes at any time when any Class A Notes are outstanding, payments of principal will be made in accordance with the following priority.

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         Repayment of principal in respect of the Controlled Amortisation
Amount on the Series 1 Class A1 Notes will be made ahead of repayment of principal in respect of the Controlled Amortisation Amount on the Series 1 Class A2 Notes, the Series 1 Class A3 Notes, the Series 2 Class A Notes and the Series 3 Class A Notes.

         Repayment of principal in respect of the Controlled Amortisation Amount on the Series 1 Class A2 Notes will be made ahead of repayment of principal in respect of the Controlled Amortisation Amount on the Series 1 Class A3 Notes, the Series 2 Class A Notes and the Series 3 Class A Notes.

         Repayment of principal in respect of the Controlled Amortisation Amount on the Series 1 Class A3 Notes, the Series 2 Class A1 Notes, the Series 2 Class A2 Notes, the Series 3 Class A1 Notes and the Series 3 Class A2 Notes will be made in no order of priority between them but in proportion to the respective Controlled Amortisation Amounts due on the Series 1 Class A3 Notes, the Series 2 Class A Notes and the Series 3 Class A Notes.

         Repayment of principal in respect of the Controlled Amortisation Amount on the Series 1 Class A3 Notes, the Series 2 Class A1 Notes, the Series 2 Class A2 Notes, the Series 3 Class A1 Notes and the Series 3 Class A2 Notes will be made ahead of repayment of principal in respect of the Controlled Amortisation Amount on the Class B Notes.

         Repayment of principal in respect of the Controlled Amortisation Amount on the Series 1 Class B Notes, the Series 2 Class B Notes and the Series 3 Class B Notes will be made in no order of priority among them but in proportion to the respective Controlled Amortisation Amounts due on the Class B Notes. However, repayment of principal in respect of the Controlled Amortisation Amount on the Class B Notes will be made ahead of repayment of principal in respect of the Controlled Amortisation Amount on the Class M Notes.

         Repayment of principal in respect of the Controlled Amortisation Amount on the Series 1 Class M Notes, the Series 2 Class M Notes and the Series 3 Class M Notes will be made in no order of priority among them but in proportion to the respective Controlled Amortisation Amounts due on the Class M Notes. However, repayment of principal in respect of the Controlled Amortisation Amount on the Class M Notes will be made ahead of repayment of principal in respect of the Controlled Amortisation Amount on the Class C Notes.

         Repayment of principal in respect of the Controlled Amortisation Amount on the Series 1 Class C Notes, the Series 2 Class C Notes and the Series 3 Class C Notes will be made in no order of priority among them but in proportion to the respective Controlled Amortisation Amounts due on the Class C Notes.

         The above priority of payments will change and the Current Issuer will make repayments of principal in accordance with and subject to the Current Issuer Priority of Payments as set out in the Current Issuer Cash Management Agreement or, as the case may be, the Current Issuer Deed of Charge
(1) following the occurrence of a Trigger Event and/or, (2) following the enforcement of the Funding Security and/or the enforcement of the Current Issuer Security.

         If any Class A Notes are outstanding and either the Issuer Arrears Test or the Issuer Reserve Requirement (as specified in the Current Issuer Cash Management Agreement) is not

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satisfied on the relevant Payment Date, no amount of principal will be payable in respect of the Class B Notes, the Class M Notes or the Class C Notes on that Payment Date.

         Notwithstanding the foregoing priorities, the Controlled Amortisation Amount payable in respect of each Class of Notes is determined by a schedule that indicates the target balance for that Class of Notes on the relevant Payment Date and not all Classes of Notes are scheduled to receive payments of principal on each Payment Date, with some lower ranking Classes of Notes being repaid principal before higher ranking Classes of Notes. The Controlled Amortisation Amount payable on the Series 3 Class A2 Notes from the Closing Date up to and including the Payment Date falling in September 2011 will be zero.

(C)      Conflict between the classes of Notes

         Each of the Current Issuer Trust Deed and the Current Issuer Deed of Charge contains provisions requiring the Note Trustee to have regard to the interests of the Class A Noteholders, the Class B Noteholders, the Class M Noteholders and the Class C Noteholders equally as regards all powers, trusts, authorities, duties and discretions of the Note Trustee (except where expressly provided otherwise), but requiring the Note Trustee to have regard
(a) (for so long as there are any Class A Notes outstanding (as that term is defined in the Current Issuer Trust Deed)) only to the interests of the Class A Noteholders if, in the Note Trustee's opinion, there is or may be a conflict between the interests of the Class A Noteholders and the interests of the Class B Noteholders and/or the interests of the Class M Noteholders and/or the interests of the Class C Noteholders, (b) subject to (a) above, (for so long as there are any Class B Notes outstanding) only to the interests of the Class B Noteholders if, in the Note Trustee's opinion, there is or may be a conflict between the interests of the Class B Noteholders and the interest of the Class M Noteholders and/or the interests of the Class C Noteholders, and (c) subject to (a) and (b) above, (for so long as there are any Class M Notes outstanding) only to the interests of the Class M Noteholders if, in the Note Trustee's opinion, there is or may be a conflict between the interests of the Class M Noteholders and the interests of the Class C Noteholders. Except where expressly provided otherwise, so long as any of the Notes remains outstanding, the Note Trustee is not required to have regard to the interests of any persons (other than the class or classes of Noteholders described above) entitled to the benefit of the Current Issuer Security.

         The Current Issuer Trust Deed contains provisions limiting the powers of the Class B Noteholders, the Class M Noteholders and the Class C Noteholders, inter alia, to request or direct the Note Trustee to take any action or to pass an effective Extraordinary Resolution according to the effect thereof on the interests of the Class A Noteholders. Except in certain circumstances described in Condition 11, the Current Issuer Trust Deed contains no such limitation on the powers of the Class A Noteholders, the exercise of which will be binding on the Class B Noteholders, the Class M Noteholders and the Class C Noteholders respectively, irrespective of the effect thereof on their interests.

         Similarly, the Current Issuer Trust Deed contains provisions limiting the powers of the Class M Noteholders and the Class C Noteholders, inter alia, to request or direct the Note Trustee to take any action or to pass an effective Extraordinary Resolution according to the effect thereof on the interests of the Class B Noteholders. Except in certain circumstances described above and in Condition 11, the Current Issuer Trust Deed contains no such limitation on the

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powers of the Class B Noteholders, the exercise of which will be binding on the Class M Noteholders and the Class C Noteholders, respectively, irrespective of the effect thereof on their interests.

         Similarly, the Current Issuer Trust Deed contains provisions limiting the powers of the Class C Noteholders, inter alia, to request or direct the Note Trustee to take any action or to pass an effective Extraordinary Resolution according to the effect thereof on the interests of the Class M Noteholders. Except in certain circumstances described above and in Condition 11, the Current Issuer Trust Deed contains no such limitation on the powers of the Class M Noteholders, the exercise of which will be binding on the Class C Noteholders irrespective of the effect thereof on their interests.

         The Note Trustee shall be entitled to assume, for the purpose of exercising any right, power, trust, authority, duty or discretion under or in relation to these Conditions or any of the Transaction Documents, that such exercise will not be materially prejudicial to the interests of the Noteholders (or any series and/or class thereof) if the Rating Agencies have confirmed that the then current ratings of the applicable series and/or class or classes of Notes would not be adversely affected by such exercise.

         The Noteholders will share in the benefit of the security created by the Current Issuer Deed of Charge, upon and subject to the terms thereof.

(D)      Security

         As security for, inter alia, the payment of all monies payable in respect of the Notes, the Current Issuer has entered into the Current Issuer Deed of Charge creating the Current Issuer Security in favour of the Note Trustee for itself and on trust for the Current Issuer Secured Creditors including, inter alia, the following:

         (i) an assignment by way of first fixed security of the Current Issuer's rights and claims in respect of all security and other rights held on trust by the Security Trustee pursuant to the Funding Deed of Charge, save to the extent that any of the Current Issuer's rights and claims derive from property that is situated in Jersey, which will be assigned to the Note Trustee for the purpose of creating a Security Interest in accordance with Jersey law;

         (ii) an assignment by way of first fixed security of the Current Issuer's rights, title, interest and benefit in and to the Transaction Documents to which the Current Issuer is a party, including:

                  (a)      the Current Issuer Intercompany Loan Agreement;

                  (b)      the Funding Deed of Charge;

                  (c)      the Second Priority Funding Deed of Charge;

                  (d)      the Current Issuer Basis Rate Swap Agreement;

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                  (e)      the Current Issuer Interest Rate Swap Agreement;

                  (f) any Current Issuer Dollar Currency Swap Agreement in relation to the Dollar Notes;

                  (g) any Current Issuer Euro Currency Swap Agreement in relation to the Euro Notes;

                  (h)      the Current Issuer Paying Agent and Agent Bank
                           Agreement;

                  (i) the Current Issuer Underwriting Agreement and the Current Issuer Subscription Agreement;

                  (j)      the Current Issuer Corporate Services Agreement;

                  (k)      the Current Issuer Bank Account Agreement;

                  (l)      the Current Issuer Cash Management Agreement;

                  (m)      the Current Issuer Trust Deed;

                  (n)      any Swap Collateral Ancillary Document; and

                  (o) such other documents as are expressed to be subject to the charges under the Current Issuer Deed of Charge, in each case, save to the extent that such rights, title, interest and benefit derive from property that is situated in Jersey. To the extent that the same are derived from property situated in Jersey, the Current Issuer will assign such rights, title, interest and benefit to the Note Trustee for the purpose of creating a Security Interest in those rights, title, interest and benefit in accordance with Jersey law;

         (iii) an assignment by way of first fixed security over the Current Issuer's rights, title, interest and benefit, in and to the Current Issuer Transaction Accounts, any Swap Collateral Account and each other account (if any) of the Current Issuer and all amounts or securities standing to the credit of those accounts (including all interest or other income or distributions earned on such amounts or securities);

         (iv) a first fixed charge (which may take effect as a floating charge) over the Current Issuer's rights, title, interest and benefit in and to all Authorised Investments made by or on behalf of the Current Issuer, including all monies and income payable thereunder; and

         (v) a first ranking floating charge over the whole of the assets and undertaking of the Current Issuer which are not otherwise effectively subject to any fixed charge or assignment by way of security as described in (i), (ii),
                  (iii) or (iv) above, all as more particularly set out in the Current Issuer Deed of Charge.

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3.       Covenants

         Save with the prior written consent of the Note Trustee or unless provided in or contemplated under these Conditions or any of the Transaction Documents to which the Current Issuer is a party, the Current Issuer shall not, so long as any Note remains outstanding:

(A)      Negative Pledge

         create or permit to subsist any mortgage, standard security, pledge, lien, charge or other Security Interest whatsoever (unless arising by operation of law), upon the whole or any part of its assets (including any uncalled capital) or its undertakings, present or future;

(B)      Disposal of Assets

         sell, assign, transfer, lease or otherwise dispose of, or deal with, or grant any option or present or future right to acquire all or any of its properties, assets, or undertakings or any interest, estate, right, title or benefit therein or thereto or agree or attempt or purport to do any of the foregoing;

(C)      Equitable Interest

         permit any person other than itself and the Note Trustee (as to itself and on behalf of the Current Issuer Secured Creditors) to have any equitable or beneficial interest in any of its assets or undertakings or any interest, estate, right, title or benefit therein;

(D)      Bank Accounts

         have an interest in any bank account, other than a Current Issuer Bank Account or a Swap Collateral Account;

(E)      Restrictions on Activities

         carry on any business other than as described in the prospectus dated [o] September 2004 relating to the issue of the Dollar Notes and the related activities described therein or as contemplated in the Transaction Documents relating to the issue of the Notes and the making of the Current Issuer Intercompany Loan;

(F)      Borrowings

         incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness or obligation of any person;

(G)      Merger

         consolidate or merge with any other person or convey or transfer substantially all of its properties or assets to any other person;

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(H)      Waiver or Consent

         permit the validity or effectiveness of any of the Current Issuer Trust Deed or the Current Issuer Deed of Charge or the priority of the security interests created thereby to be amended, terminated, postponed, waived or discharged, or permit any other person whose obligations form part of the Current Issuer Security to be released from such obligations;

(I)      Employees or premises

         have any employees or premises or subsidiaries;

(J)      Dividends and Distributions

         pay any dividend or make any other distribution to its shareholders or issue any further shares or alter any rights attaching to its shares as at the date of the Current Issuer Deed of Charge;

(K)      Purchase Notes

         purchase or otherwise acquire any Note or Notes; or

(L)      United States activities

         engage in any activities in the United States (directly or through agents), or derive any income from United States sources as determined under United States income tax principles, or hold any property if doing so would cause it to be engaged in a trade or business within the United States as determined under United States income tax principles.

4.       Interest

(A)      Period of Accrual

         Each Note bears interest on its Principal Amount Outstanding from (and including) the Closing Date. Each Note (or, in the case of redemption in part only of a Note, that part only of such Note) shall cease to bear interest from its due date for redemption unless, upon due presentation, payment of the relevant amount of principal or any part thereof is improperly withheld or refused. In such event, interest will continue to accrue on such unpaid amount (before as well as after any judgment) at the rate applicable to such Note up to (but excluding) the date on which, on presentation of such Note, payment in full of the relevant amount of principal is made, or (if earlier) the seventh day after notice is duly given by the Principal Paying Agent or the US Paying Agent, as the case may be, to the Holder thereof (either in accordance with Condition 14 or individually) that upon presentation thereof being duly made, such payment will be made, provided that upon presentation thereof being duly made, payment is in fact made.

         Whenever it is necessary to compute an amount of interest in respect of the Notes for any period (including any Interest Period), such interest shall be calculated:

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         (i)      in respect of the Dollar Notes and the Euro Notes on the
                  basis of actual days elapsed in a 360-day year;

         (ii) subject to paragraph (iii) below, in respect of the Sterling Notes, on the basis of actual days elapsed in a 365-day year (or, in the case of an Interest Period ending in a leap year, a 366-day year); and

         (iii) in respect of the Series 3 Class A2 Notes, on the basis of Rule 251 of the statutes, by-laws, rules and recommendations of the International Securities Market Association as published in February 2001 (as amended in June 2004), (actual/actual) up to and including the Payment Date falling in September 2011, or if earlier, until the occurrence of a Trigger Event or enforcement of the Funding Security and/or the Current Issuer Security and thereafter, on the basis set out in paragraph (ii) above.

(B)      Payment Dates and Interest Periods

         Interest on the Notes (other than the Series 3 Class A2 Notes) is payable quarterly in arrear on the 20th day of March, June, September and December of each year (or, if such day is not a Business Day, the next succeeding Business Day) (each a "Quarterly Payment Date"), the first Quarterly Payment Date being the Quarterly Payment Date occurring in December 2004, in respect of the Interest Period commencing on the Closing Date.

         Interest on the Series 3 Class A2 Notes is payable annually in arrear on the 20th day of September of each year (or, if such day is not a Business Day, the next succeeding Business Day) (each a "Series 3 Class A2 Annual Payment Date") until the earlier to occur of (a) the Payment Date in September 2011, (b) the occurrence of a Trigger Event and (c) the enforcement of the Funding Security and/or the Current Issuer Security, and thereafter is payable quarterly in arrear on the 20th day of March, June, September and December of each year (or, if such day is not a Business Day, the next succeeding Business Day (each a "Series 3 Class A2 Quarterly Payment Date", and together with the Series 3 Class A2 Annual Payment Date, a "Series 3 Class A2 Payment Date"). The first Series 3 Class A2 Payment Date is the Series 3 Class A2 Payment Date occurring in September 2005 in respect of the Interest Period commencing on the Closing Date.

         In these Conditions, "Payment Date" means, as applicable a Quarterly Payment Date or a Series 3 Class A2 Payment Date.

         In these Conditions, "Interest Period" means:

         (i) in respect of interest payments made in respect of the Notes (other than the Series 3 Class A2 Notes), the period from (and including) a Quarterly Payment Date (or in respect of the first Interest Period, the Closing Date) to (but excluding) the next following (or first) Quarterly Payment Date;

         (ii) subject to paragraph (iii), in respect of interest payments made in respect of the Series 3 Class A2 Notes, (a) the period from (and including) the Closing Date to (but excluding) the 20th day of September 2005; (b) on and after 20th September

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                  2005, the annual period from (and including) a Series 3
                  Class A2 Payment Date to (but excluding) the next Series 3 Class A2 Payment Date; and (c) on and after the Series 3 Class A2 Payment Date falling in September 2011, the Interest Period for the Series 3 Class A2 Notes will be the period from (and including) the immediately preceding Quarterly Payment Date (or in respect of the first such Interest Period, such Payment Date falling in September
                  2011) to (but excluding) the next following Quarterly Payment Date;

         (iii) in relation to the Series 3 Class A2 Notes, where a Trigger Event occurs and/or the Funding Security and/or the Current Issuer Security is enforced prior to the Payment Date in September 2011:

                  (a) the then current Interest Period for the Series 3 Class A2 Notes shall be the period from (and including) the immediately preceding Series 3 Class A2 Payment Date (or, if applicable, the Closing
                           Date) to (but excluding), if a Trigger Event has occurred, the next Quarterly Payment Date, or, if the Funding Security and/or the Current Issuer Security has been enforced, the date of such enforcement, and

                  (b) thereafter, the Interest Period for the Series 3 Class A2 Notes shall be the period from (and including) the latest excluded date (as referred to above) to (but excluding) the next following Quarterly Payment Date and, thereafter, each quarterly period calculated in accordance with paragraph (i) above.

         The order of payments of interest to be made on the classes of Notes will be prioritised so that interest payments due and payable on the Class C Notes will be subordinated to interest payments due and payable on the Class M Notes, the Class B Notes and the Class A Notes, interest payments due and payable on the Class M Notes will be subordinated to interest payments due and payable on the Class B Notes and the Class A Notes and interest payments due and payable on the Class B Notes will be subordinated to interest payments due and payable on the Class A Notes, in each case in accordance with the relevant Current Issuer Priority of Payments.

         To the extent that the funds available to the Current Issuer, subject to and in accordance with the relevant Current Issuer Priority of Payments, to pay interest on the Class B Notes, the Class M Notes or the Class C Notes on a Payment Date (in each case, after discharging the Current Issuer's liabilities of a higher priority) are insufficient to pay the full amount of such interest, payment of the shortfall attributable to the Class B Notes, the Class M Notes or the Class C Notes, as the case may be (in each case, "Deferred Interest"), which will be borne by each Class B Note, Class M Note or Class C Note, as the case may be, in proportion to the amount of interest due, subject to this Condition 4(B), on a Class B Note, Class M Note or Class C Note, as the case may be, on such Payment Date, will not then fall due but will instead be deferred until the first Payment Date thereafter on which sufficient funds are available (after allowing for the Current Issuer's liabilities of a higher priority and subject to and in accordance with the relevant Current Issuer Priority of Payments) to fund the payment of such Deferred Interest to the extent of such available funds.

         Such Deferred Interest will accrue interest ("Additional Interest") at the rate of interest applicable from time to time to the Class B Notes, the Class M Notes or the Class C Notes, as the case may be, and payment of any Additional Interest will also be deferred until the first Payment Date thereafter on which funds are available (after allowing for the Current Issuer's liabilities of a higher priority subject to and in accordance with the relevant Current Issuer Priority of Payments) to the Current Issuer to pay such Additional Interest to the extent of such available funds.

         Amounts of Deferred Interest and Additional Interest shall not be deferred beyond the Final Maturity Date of the Class B Notes, the Class M Notes or the Class C Notes, as the case may be, when such amounts will become due and payable.

         It is possible that all or any part of any interest due on the Class B Notes, the Class M Notes or the Class C Notes, as the case may be, may never be paid if there are insufficient funds available (subject to and in accordance with the relevant Current Issuer Priority of Payments) to fund the payment of such interest after paying amounts of a higher priority.

         Payments of interest due on a Payment Date in respect of the Class A Notes will not be deferred. In the event of the delivery of a Class A Note Enforcement Notice (as described in Condition 9), the amount of interest that was due but not paid on such Payment Date will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.

(C)      Rates of Interest

         In relation to each Class of Notes the rate of interest payable in respect of such Class (each a "Rate of Interest" and together the "Rates of Interest") and the relevant Interest Amount in respect of such Class shall be determined on the basis of the provisions set out below:

         (i) In respect of each Class of Notes subject to paragraph (ii) below,

                  (a) On each Interest Determination Date in relation to such Class, the Agent Bank will determine the Relevant Screen Rate in respect of such Class as at or about the Quotation Time for such Class.

                           If the Relevant Screen Rate is unavailable, the Agent Bank will request the principal London office of each of the Reference Banks to provide the Agent Bank with its offered quotation to leading banks for the relevant Quotation Deposits for the relevant Quotation Period in the relevant Quotation Market as at or about the relevant Quotation Time on such Interest Determination Date.

                           The Rate of Interest for such Class for the Interest Period relating to such Class shall be the aggregate of (a) the Relevant Margin in respect of such Class and (b) the Relevant Screen Rate in respect of such Class or, if the Relevant Screen Rate is unavailable, the arithmetic mean (or, in the case of the initial Interest Determination Date relating to such Class, the linear interpolation of the arithmetic mean) of such offered quotations by the Reference Banks (rounded upwards, if necessary, to five decimal places).

                  (b) If on any Interest Determination Date in relation to such Class, the Relevant Screen Rate in respect of such Class is unavailable and only two or three of the Reference Banks provide offered quotations, the Rates of Interest for such Class for the relevant Interest Period shall be determined in accordance with the provisions of sub-paragraph (a) above on the basis of the offered quotations of those Reference Banks providing such quotations.

                           If, on any such Interest Determination Date, only one or none of the Reference Banks provides the Agent Bank with such an offered quotation, the Agent Bank shall forthwith consult with the Note Trustee for the purposes of agreeing two banks (or, where one only of the Reference Banks provided such a quotation, one additional bank) to provide such a quotation or quotations to the Agent Bank (which bank or banks are in the opinion of the Note Trustee suitable for such purpose) and the Rates of Interest for the Interest Period in question shall be determined, as aforesaid, on the basis of the offered quotations of such banks as so agreed (or, as the case may be, the offered quotations of such bank as so agreed and the relevant Reference Bank).

                           If no such bank or banks is or are so agreed or such bank or banks as so agreed does or do not provide such a quotation or quotations, then the Rates of Interest for the relevant Interest Period shall be the Rates of Interest in relation to such Class in effect for the immediately preceding Interest Period to which sub-paragraph (a) above shall have applied but taking account of any change in the Relevant Margin in relation to such Class; and

         (ii) In respect of the Series 3 Class A2 Notes, the rate of interest payable in respect of each Interest Period shall be [o] per cent. per annum up to and including the earlier of
                  (a) the Interest Period ending on or immediately prior to the Payment Date in September 2011, (b) the occurrence of a Trigger Event and (c) the enforcement of the Funding Security and/or the Current Issuer Security, and thereafter shall be a floating rate of interest calculated in accordance with paragraph (i) above.

         There will be no minimum or maximum Rate of Interest.

(D)      Determination of Rates of Interest and Calculation of Interest Amounts

         (i) The Agent Bank shall, as soon as practicable after the Quotation Time on each Interest Determination Date, determine and notify the Current Issuer, the Current Issuer Cash Manager, the Note Trustee and the Paying Agents of (i) the Rates of Interest applicable to each Class of Notes for the relevant Interest Period, (ii) the

                  Interest Amount payable in respect of each class of Notes for the relevant Interest Period and (iii) the Note Interest Amount payable in respect of each Note for the relevant Interest Period.

         (ii) The amount of interest in respect of each class of Notes in respect of an Interest Period (in each case, the "Interest Amount") shall be determined by applying the relevant Rate of Interest to the aggregate Principal Amount Outstanding of the relevant class of Notes, multiplying the sum by the applicable day count fraction described in Condition 4(A) and rounding the resultant figure to the nearest cent, amounts equal to or above half a cent being rounded upwards and amounts below half a cent being rounded downwards (in the case of Dollar Notes and the Euro Notes) and the nearest penny, amounts equal to or above half a penny being rounded upwards and amounts below half a penny being rounded downwards (in the case of the Sterling Notes).

         (iii) The amount of interest in respect of each Note in respect of an Interest Period (in each case, the "Note Interest Amount") shall be the proportion of the relevant Interest Amount in relation to the relevant class of Notes on such date equal to the proportion that the Principal Amount Outstanding of the relevant Note bears to the aggregate Principal Amount Outstanding of the relevant class of Notes rounding the resulting figure to the nearest cent, amounts equal to or above half a cent being rounded upwards and amounts below half a cent being rounded downwards (in respect of the Dollar Notes and the Euro Notes) and the nearest penny, amounts equal to or above half a penny being rounded upwards and amounts below half a penny being rounded downwards (in respect of the Sterling Notes).

(E)     Publication of Rates of Interest, Interest Amounts and other Notices

         As soon as possible, the Agent Bank will cause the Rate of Interest and the Interest Amount applicable to each class of Notes for each Interest Period and the Payment Date falling at the end of such Interest Period to be notified to the Current Issuer, the Current Issuer Cash Manager, the Note Trustee, the Paying Agents, the Registrar and to each stock exchange, competent listing authority and/or quotation system (if any) on or by which the Notes are then listed, quoted and/or traded and will cause notice thereof to be given to the relevant class of Noteholders in accordance with Condition
14. The Interest Amounts and Payment Dates so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of any extension or shortening of the relevant Interest Period.

(F)      Determination and/or Calculation by Note Trustee

         If the Agent Bank does not at any time for any reason determine the Rate of Interest and/or calculate the Interest Amount for any class of Notes in accordance with the foregoing paragraphs, the Note Trustee shall (i) determine the Rate of Interest at such rate as (having such regard as it shall think fit to the procedure described above) it shall in its sole discretion deem fair and reasonable in all the circumstances and/or (as the case may be) and (ii) calculate the

Interest Amount for such class of Notes in the manner specified in paragraph
(D) above, and any such determination and/or calculation shall be deemed to have been made by the Agent Bank.

(G)      Notifications to be Final

         Subject to Condition 4(D)(ii) above, all notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 4, whether by the Reference Banks (or any of them), any other bank or the Agent Bank (in the absence of wilful default, bad faith or manifest error) shall be binding on the Current Issuer, the Current Issuer Cash Manager, the Reference Banks, such other bank, the Agent Bank, the Note Trustee and all Noteholders and (in such absence as aforesaid) no liability to the Noteholders shall attach to the Current Issuer, the Reference Banks, such other bank, the Agent Bank, the Note Trustee or the Current Issuer Cash Manager in connection with the exercise or non-exercise by them or any of them of their powers, duties and discretions hereunder.

(H)      Reference Banks and Agent Bank

         The Agent Bank shall ensure that, so long as any of the Notes remains outstanding, there shall at all times be four Reference Banks with offices in London and an Agent Bank. In the event of any Reference Bank being unable or unwilling to continue to act as a Reference Bank, the Current Issuer shall, with the approval of the Note Trustee, appoint a successor Reference Bank to act as such in its place. In the event of the then Agent Bank being unwilling to act as the Agent Bank, or resigning pursuant to the Current Issuer Paying Agent and Agent Bank Agreement, the Current Issuer shall, with the approval of the Note Trustee, appoint a successor Agent Bank. If the Current Issuer shall fail to appoint a successor Reference Bank or successor Agent Bank (as the case may be), the Agent Bank shall appoint such other bank as may be previously approved in writing by the Note Trustee to act as the Reference Bank or Agent Bank (as the case may be). The resignation of the Agent Bank will not take effect until a successor approved by the Note Trustee has been appointed.

5.       Redemption, Purchase and Cancellation

(A)      Final Redemption

         Unless previously redeemed in full as provided in this Condition 5, the Current Issuer shall redeem each class of Notes at their then Principal Amount Outstanding together with all accrued interest on the Final Maturity Date in respect of such class of Notes.

         The Current Issuer may not redeem the Notes in whole or in part prior to those respective dates except as provided in paragraph (B), (D), (E) or (F) below, but without prejudice to Condition 9.

(B)      Mandatory Redemption of the Notes in Part

         On each Payment Date, other than a Payment Date on which the Notes are to be redeemed under Conditions 5(A), (D), (E) or (F), the Current Issuer shall repay principal in respect of the Notes in accordance with and subject to the relevant Current Issuer Priority of

Payments applicable to the Current Issuer on such Payment Date and then only to the extent of Current Issuer Available Principal Receipts on such Payment Date in the manner described in and subject to the Current Issuer Cash Management Agreement and/or, as applicable, the Current Issuer Deed of Charge.

(C)      Note Principal Payments and Principal Amount Outstanding

         The principal amount redeemable (the "Note Principal Payment") in respect of each Note of a particular class of Notes on any Payment Date under paragraph (B) above shall be a proportion of the amount required as at that Payment Date to be applied in redemption of the relevant class of Notes on such date equal to the proportion that the Principal Amount Outstanding of the relevant Note bears to the aggregate Principal Amount Outstanding of the relevant class of Notes rounded down to the nearest cent in respect of the Dollar Notes and the Euro Notes, and rounded down to the nearest penny in respect of the Sterling Notes; provided always that no such Note Principal Payment may exceed the Principal Amount Outstanding of the relevant Note.

         On each Note Determination Date the Current Issuer shall determine (or cause the Current Issuer Cash Manager to determine) (i) the amount of any Note Principal Payment payable in respect of each Note of the relevant series and class on the immediately following Payment Date and (ii) the initial principal amount of each such Note less the aggregate amount of all Note Principal Payments in respect of such Note that has been paid since the Closing Date and on or prior to that Note Determination Date (the "Principal Amount Outstanding"). Each determination by or on behalf of the Current Issuer of any Note Principal Payment of a Note and the Principal Amount Outstanding of a Note shall in each case (in the absence of wilful default, bad faith or manifest error) be final and binding on all persons.

         With respect to the Notes of each class, the Current Issuer will cause each determination of the Note Principal Payment and the Principal Amount Outstanding to be notified forthwith, and in any event not later than
1.00 p.m. (London time) on the Business Day immediately succeeding the Note Determination Date, to the Note Trustee, the Paying Agents, the Registrar, the Agent Bank and (for so long as the Notes are listed on one or more stock exchanges) the relevant stock exchanges, and will cause notice of each determination of the Note Principal Payment and the Principal Amount Outstanding to be given to Noteholders in accordance with Condition 14 by no later than the Business Day after the relevant Payment Date.

         If the Current Issuer does not at any time for any reason determine (or cause the Current Issuer Cash Manager to determine) a Note Principal Payment or the Principal Amount Outstanding in accordance with the preceding provisions of this paragraph, such Note Principal Payment and/or Principal Amount Outstanding may be determined by the Note Trustee in accordance with this paragraph (C) in the manner the Note Trustee in its discretion considers fair and reasonable in the circumstances, having regard to this paragraph (C), and each such determination or calculation shall be deemed to have been made by the Current Issuer. Any such determination shall (in the absence of wilful default, bad faith or manifest error) be binding on the Current Issuer, the Current Issuer Cash Manager and the Noteholders.

(D)      Optional Redemption in Full

         Subject to the provisos below, upon giving not more than 60 nor less than 30 days' prior notice to the Note Trustee and the Noteholders in accordance with Condition 14, the Current Issuer may redeem the Notes at their Redemption Amount (as defined in Condition 5(G) below) together with any accrued and unpaid interest in respect thereof on the following dates:

         (i) in the case of all of the Notes (other than the Series 1 Class A2 Notes) the Payment Date falling in September 2011 and on any Payment Date thereafter. This gives the Current Issuer the option to redeem the Notes (other than the Series 1 Class A2 Notes) on or after the September 2011 step-up date for interest;

         (ii) in the case of the Series 1 Class A2 Notes, on the Payment Date falling in March 2006 and on any Payment Date thereafter. This gives the Current Issuer the option to redeem the Series 1 Class A2 Notes on or after the March 2006 step-up date for interest in respect of the Series 1 Class A2 Notes; or

         (iii) in the case of all of the Notes, on any Payment Date on which the aggregate Principal Amount Outstanding of the Notes is less than 10 per cent. of the aggregate Principal Amount Outstanding of the Notes as at the Closing Date,

         PROVIDED THAT (a) (in any of the cases above), prior to giving any such notice, the Current Issuer shall have provided to the Note Trustee prior to the date of such redemption a certificate signed by two directors of the Current Issuer to the effect that it will have the funds, not subject to any interest of any other person, required to redeem the Notes as aforesaid and any amounts required to be paid in priority to or pari passu with the Notes outstanding in accordance with the terms and conditions of the Current Issuer Cash Management Agreement and (b) the Note Trustee is satisfied in accordance with the Transaction Documents that there are sufficient funds to allow the Current Issuer to redeem the Notes.

(E)      Optional Redemption for Tax and other Reasons

         If the Current Issuer at any time satisfies the Note Trustee immediately prior to the giving of the notice referred to below that on the next Payment Date either (i) the Current Issuer would be required to deduct or withhold from any payment of principal or interest or any other amount under any of the Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature or (ii) Funding would be required to deduct or withhold from amounts due under the Current Issuer Intercompany Loan any amount on account of any present or future taxes, duties, assessments or governmental charges of whatever nature and (iii) such obligation of the Current Issuer or Funding (as the case may be) cannot be avoided by the Current Issuer or Funding (as the case may be) taking reasonable measures available to it, then the Current Issuer shall use its reasonable endeavours to arrange the substitution of a company incorporated in another jurisdiction approved by the Note Trustee as principal debtor under the Class A Notes, the Class B Notes, the Class M Notes and the Class C Notes and/or as lender under the Current Issuer Intercompany Loan Agreement, as the case may be, upon the Note Trustee being satisfied that (1) such substitution will not be materially prejudicial to the Noteholders, (2) that the position of the Current Issuer Secured Creditors will not thereby be adversely affected, and (3) that such substitution would not require registration of any new security under United States securities laws or would materially increase the disclosure requirements under United States law or the costs of issuance. Only if the Current Issuer is unable to arrange a substitution will the Current Issuer be entitled to redeem the Notes as described in this Condition 5(E).

         Subject to the proviso below, if the Current Issuer is unable to arrange a substitution as described above and, as a result, one or more of the events described in (i) or (ii) above (as the case may be) is continuing, then the Current Issuer may, having given not more than 60 nor less than 30 days' notice to the Note Trustee and the Noteholders in accordance with Condition 14, redeem all (but not some only) of the Notes on the immediately succeeding Payment Date at their Redemption Amount together with any accrued and unpaid interest in respect thereof provided that (in either case), prior to giving any such notice, the Current Issuer shall have provided to the Note Trustee
(A) a certificate signed by two directors of the Current Issuer stating the circumstances referred to in (i) or (ii) and (iii) above prevail and setting out details of such circumstances and (B) an opinion in form and substance satisfactory to the Note Trustee of independent legal advisors of recognised standing to the effect that the Current Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment. The Note Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the circumstance set out in (i) or (ii) and
(iii) above, in which event they shall be conclusive and binding on the Noteholders. The Current Issuer may only redeem the Notes as aforesaid if the Note Trustee is satisfied in accordance with the Transaction Documents that the Current Issuer will have the funds, not subject to the interest of any other person, required to redeem the Notes as aforesaid and any amounts required under the Current Issuer Pre-Enforcement Revenue Priority of Payments currently set out in the Current Issuer Cash Management Agreement to be paid in priority to or pari passu with the Notes outstanding in accordance with the terms and conditions thereof.

         In addition to the foregoing, if at any time it becomes unlawful for the Current Issuer to make, fund or allow to remain outstanding the Current Issuer Intercompany Loan, then the Current Issuer may require Funding upon giving not more than 60 nor less than 30 days' (or such shorter period as may be required under any relevant law) prior written notice to the Current Issuer and the Note Trustee, to prepay the Current Issuer Intercompany Loan on any Payment Date subject to and in accordance with the provisions of the Current Issuer Intercompany Loan Agreement to the extent necessary to cure such illegality. Such monies received by the Current Issuer shall be used to redeem the Notes in full on that Payment Date.

(F)      Optional Redemption for Implementation of New Basel Capital Accord

         If the New Basel Capital Accord, as described in the document, "International Convergence of Capital Measurement and Capital Standards: a Revised Framework" published in June 2004 by the Basel Committee, has been implemented in the United Kingdom, whether by rule of law, recommendation or best practice or by any other regulation, then on the Payment Date falling in June 2008 and on any Payment Date thereafter, the Current Issuer may, by giving not more than 60 nor less than 30 days' (or such shorter period as may be required under any relevant law) prior notice to the Note Trustee and the Noteholders in accordance with Condition 14, redeem all (but not some only) of the Notes at their Redemption Amount together with any accrued and unpaid interest in respect thereof on the next following Payment Date, provided that a Note Enforcement Notice has not been served. The Current Issuer may only redeem the Notes as aforesaid if the Note Trustee is satisfied in accordance with the Transaction Documents that the Current Issuer will have the funds, not subject to the interest of any other person, required to redeem the Notes as aforesaid and any amounts required under the Current Issuer Pre-Enforcement Revenue Priority of Payments currently set out in the Current Issuer Cash Management Agreement to be paid in priority to or pari passu with the Notes outstanding in accordance with the terms and conditions thereof.

(G)      Calculation of Redemption Amount

         "Redemption Amount" means:

         (A) in respect of each Note (other than the Series 3 Class A2 Notes), the Principal Amount Outstanding;

         (B)      in respect of the Series 3 Class A2 Notes,

                  (i) if redemption is effected pursuant to any Condition other than Condition 5(F), the occurrence of a Trigger Event or the enforcement of the Funding Security and/or the Current Issuer Security, the Principal Amount Outstanding; or

                  (ii)     an amount equal to whichever is the higher of:

                           (1)      the Principal Amount Outstanding; and

                           (2) that price (as reported in writing to the Current Issuer and the Note Trustee by a financial adviser approved in writing by the Note Trustee) expressed as a percentage (and rounded, if necessary, to the third decimal place (0.0005 being rounded upwards)) at which the Gross Redemption Yield on the relevant Notes, if they were to be purchased at such price on the Relevant Date would be equal to the Gross Redemption Yield at 3:00 p.m. (London time) on such Relevant Date on the Relevant Treasury Stock on the basis of the arithmetic mean (rounded, if necessary as aforesaid) of the offered prices of the Relevant Treasury Stock quoted by the Reference Market Makers (on a dealing basis for settlement on the next following dealing day in London) at or about 3:00 p.m. (London time) on the Relevant Date, where:

         (I) "Reference Market Makers" means three brokers and/or London gilt- edged market makers selected by the Agent Bank and approved in writing by the Note Trustee or such other three persons operating in the gilt-edged market as are selected by the Agent Bank and so approved by the Note Trustee,

         (II) "Relevant Date" means the date which is the second dealing day in the London gilt-edged market prior to the date of despatch of the notice of redemption referred to in Conditions 5(D), 5(E) and 5(F),

         (III) "Gross Redemption Yield" means a yield expressed as a percentage and calculated on the basis indicated by the Joint Index and Classification Committee of the Institute and Faculty of Actuaries, as reported in the Journal of the Institute of Actuaries, Volume 105, Part 1, 1978, page 18 or on such other basis as the Note Trustee may approve, and

         (IV) "Relevant Treasury Stock" means such government stock as the Agent Bank shall determine to be a benchmark government stock the maturity of which most closely matches the maturity of the Series 3 Class A2 Notes as calculated by the Agent Bank.

6.       Payments

(A)      Payment of Interest and Principal

         Payments of principal shall be made by US Dollar cheque, in the case of the Dollar Notes, Euro cheque, in the case of the Euro Notes or Sterling cheque, in the case of the Sterling Notes, drawn on, or upon application by a Holder of the relevant Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, or by transfer to a US Dollar account maintained by the payee with a bank in New York City or (as the case may be) to a Sterling account maintained by the payee with a bank in London or (as the case may be) to a Euro account maintained by the payee with a bank as specified by the payee, and (in the case of final redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

         Payments of interest shall be made by US Dollar cheque, in the case of the Dollar Notes, Euro cheque, in the case of the Euro Notes or Sterling cheque, in the case of the Sterling Notes, drawn on, or upon application by a Holder of the relevant Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, or by transfer to a US Dollar account maintained by the payee with a bank in New York City or (as the case may be) to a Sterling account maintained by the payee with a bank in London or (as the case may be) to a Euro account maintained by the payee with a bank as directed by the payee, and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(B)      Laws and Regulations

         Payments of principal and interest in respect of the Notes are subject in all cases to any fiscal or other laws and regulations applicable thereto. Noteholders will not be charged commissions or expenses on payments.

(C)     Payment of Interest following a failure to pay Principal

         If payment of principal is improperly withheld or refused on or in respect of any Note or part thereof, the interest which continues to accrue in respect of such Note in accordance with Condition 4(A) will be paid in accordance with this Condition 6.

(D)      Change of Agents

         The initial Principal Paying Agent, the Registrar, the Transfer Agent and the initial Paying Agents and their respective initial Specified Offices are listed at the end of these Conditions. The Current Issuer reserves the right, subject to the prior written approval of the Note Trustee, at any time to vary or terminate the appointment of the Principal Paying Agent, the Registrar, the Transfer Agent and the US Paying Agent and to appoint additional or other Paying Agents. The Current Issuer will at all times maintain a Paying Agent with a Specified Office in London and a US Paying Agent with a Specified Office in New York and a Registrar. Except where otherwise provided in the Current Issuer Trust Deed, the Current Issuer will cause at least 30 days' notice of any change in or addition to the Paying Agents, the Transfer Agent or the Registrar or their Specified Offices to be given in accordance with Condition 14 and will notify the Rating Agencies of such change or addition.

(E)      No payment on non-Business Day

         Where payment is to be made by transfer to a US Dollar account, Sterling account or Euro account, payment instructions (for value the due date or, if the due date is not a Payment Business Day, for value the next succeeding Business Day) will be initiated and, where payment is to be made by US Dollar cheque, Sterling cheque or Euro cheque, the cheque will be mailed
(i) (in the case of payments of principal and interest payable on redemption) on the later of the due date for payment and the day on which the relevant
Note is surrendered (or, in the case of part payment only, endorsed) at the Specified Office of a Paying Agent and (ii) (in the case of payments of interest payable other than on redemption) on the due date for payment. A Holder of a Note shall not be entitled to any interest or other payment in respect of any delay in payment resulting from (A) the due date for a payment not being a Payment Business Day or (B) a cheque mailed in accordance with this Condition 6(E) arriving after the due date for payment or being lost in the mail.

(F)      Partial Payment

         If a Paying Agent makes a partial payment in respect of any Note, the Current Issuer shall procure and the registrar will ensure that the amount and date of such payment are noted on the Register and, in the case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and date of such payment is endorsed on the relevant Note Certificate.

(G)      Record Date

         Each payment in respect of a Note will be made to the person shown as the Holder in the Register at the opening of business in the place of the Registrar's Specified Office on the fifteenth day before the due date for such payment (the "Record Date"). Where payment in respect of a Note is to be made by cheque, the cheque will be mailed to the address shown as the address of the Holder in the Register at the opening of business on the relevant Record Date.

(H)      Payment of Interest

         Subject as provided otherwise in these Conditions, if interest is not paid in respect of a Note of any class on the date when due and payable (other than because the due date is not a Payment Business Day) or by reason of non-compliance with Condition 6(A), then such unpaid interest shall itself bear interest at the Rate of Interest applicable from time to time to such Note until such interest and interest thereon are available for payment and notice thereof has been duly given in accordance with Condition 14.

7.       Prescription

         Claims against the Current Issuer for payment of interest and principal on redemption shall be prescribed and become void if the relevant Note Certificates are not surrendered for payment within a period of 10 years from the relevant date in respect thereof. After the date on which a payment under a Note becomes void in its entirety, no claim may be made in respect thereof. In this Condition 7, the "relevant date", in respect of a payment under a Note, is the date on which the payment in respect thereof first becomes due or (if the full amount of the monies payable in respect of those payments under all the Notes due on or before that date has not been duly received by the Principal Paying Agent, the US Paying Agent or the Note Trustee on or prior to such date) the date on which the full amount of such monies having been so received or notice to that effect is duly given to Noteholders in accordance with Condition 14.

8.       Taxation

         All payments in respect of the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Current Issuer or any relevant Paying Agent is required by applicable law to make any payment in respect of the Notes subject to any such withholding or deduction. In that event, the Current Issuer or such Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. No Paying Agent nor the Current Issuer will be obliged to make any additional payments to Noteholders in respect of such withholding or deduction.

         The Issuer will treat the US Notes as indebtedness for U.S. federal income tax purposes. Each Holder of a US Note, by the acceptance thereof, agrees to treat such US Note as indebtedness for U.S. federal income tax purposes.

9.       Events of Default

(A)      Class A Noteholders:

         The Note Trustee in its absolute discretion may give notice to the Current Issuer and the Security Trustee of a Current Issuer Note Event of Default (as defined below) in respect of the Class A Notes (a "Class A Note Enforcement Notice"), and shall give such notice if it is indemnified to its satisfaction and (1) if so requested in writing by the Holders of not less than 25 per cent. in aggregate Principal Amount Outstanding of the Class A Notes or
(2) if so directed by or pursuant to an Extraordinary Resolution passed at a meeting of the Class A Noteholders, declaring (in writing) the Notes to be due and repayable (and they shall forthwith become due and repayable) at any time after the happening of any of the following events which is continuing or unwaived:

         (i) default being made for a period of seven Business Days in the payment of any amount of principal of any Class A Note when and as the same ought to be paid in accordance with these Conditions or default being made for a period of fifteen Business Days in the payment of any amount of interest on any Class A Note when and as the same ought to be paid in accordance with these Conditions; or

         (ii) the Current Issuer failing duly to perform or observe any other obligation binding upon it under the Class A Notes, the Current Issuer Trust Deed, the Current Issuer Deed of Charge or any other Transaction Document and, in any such case (except where the Note Trustee certifies that, in its opinion, such failure is incapable of remedy, in which case no notice will be required), such failure is continuing unremedied for a period of 30 days following the service by the Note Trustee on the Current Issuer of notice requiring the same to be remedied and the Note Trustee has certified that the failure to perform or observe is materially prejudicial to the interests of the Class A Noteholders; or

         (iii) the Current Issuer, otherwise than for the purposes of such amalgamation or reconstruction as is referred to in sub-paragraph (iv) below, ceases or threatens to cease to carry on its business or a substantial part of its business or the Current Issuer is deemed unable to pay its debts within the meaning of section 123(1)(a), (b), (c) or (d) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted) or becomes unable to pay its debts within the meaning of section 123(2) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted); or

         (iv) an order being made or an effective resolution being passed for the winding-up of the Current Issuer except a winding-up for the purposes of or pursuant to an amalgamation, restructuring or merger the terms of which have previously been approved by the Note Trustee in writing or by an Extraordinary Resolution of the Class A Noteholders; or

         (v) proceedings being otherwise initiated against the Current Issuer under any applicable liquidation, insolvency, composition, reorganisation or other similar laws (including, but not limited to, presentation of a petition for administration or the filing of documents with the court for an administration) and (except in the case of presentation of a petition for an administration order) such proceedings are not, in the opinion of the Note Trustee, being disputed in good faith with a reasonable prospect of success, a formal notice is given of intention to appoint an administrator in relation to the Current Issuer or an administration order being granted or an administrative receiver or other receiver, liquidator or other similar official being appointed in relation to the Current Issuer or in relation to the whole or any substantial part of the undertaking or assets of the Current Issuer, or an encumbrancer taking possession of the whole or any substantial part of the undertaking or assets of the Current Issuer, or a distress, execution, diligence or other process being levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of the Current Issuer and such possession or process (as the case may be) not being discharged or not otherwise ceasing to apply within 30 days, or the Current Issuer initiating or consenting to judicial proceedings relating to itself under applicable liquidation, insolvency, composition, reorganisation or other similar laws or making a conveyance or assignment for the benefit of its creditors generally or a composition or similar arrangement with the creditors or takes steps with a view to obtaining a moratorium in respect of its indebtedness, including without limitation, the filing of documents with the court; or

         (vi) if an Intercompany Loan Enforcement Notice is served under any Intercompany Loan Agreement while any of the Class A Notes is outstanding.

(B)      Class B Noteholders

         This Condition 9(B) shall have no effect if, and for as long as, any Class A Notes are outstanding. Subject thereto, for so long as any Class B Notes are outstanding, the Note Trustee in its absolute discretion may give notice to the Current Issuer and the Security Trustee of a Current Issuer Note Event of Default (as defined below) in respect of the Class B Notes (a "Class B Note Enforcement Notice"), and shall give such notice if it is indemnified to its satisfaction and (1) if so requested in writing by the Holders of not less than 25 per cent. in aggregate Principal Amount Outstanding of the Class B Notes or (2) if so directed by or pursuant to an Extraordinary Resolution passed at a meeting of the Class B Noteholders, declaring (in writing) the Notes to be due and repayable (and they shall forthwith become due and repayable) at any time after the happening of any of the following events:

         (i) default being made for a period of seven Business Days in the payment of any amount of principal of any Class B Note when and as the same ought to be paid in accordance with these Conditions or default being made for a period of fifteen Business Days in the payment of any amount of interest on any Class B Note when and as the same ought to be paid in accordance with these Conditions; or

         (ii)     the occurrence of any of the events in Condition 9(A)(ii),
                  (iii), (iv), (v) or (vi) above provided that the references in Condition 9(A)(ii) and Condition 9(A)(iv) to Class A Notes and Class A Noteholders shall be read as references to Class B Notes and Class B Noteholders, respectively.

(C)      Class M Noteholders

         This Condition 9(C) shall have no effect if, and for as long as, any Class A Notes or any Class B Notes are outstanding. Subject thereto, for so long as any Class M Notes are outstanding, the Note Trustee in its absolute discretion may give notice to the Current Issuer and the Security Trustee of a Current Issuer Note Event of Default (as defined below) in respect of the Class M

Notes (a "Class M Note Enforcement Notice"), and shall give such notice if it is indemnified to its satisfaction and (1) if so requested in writing by the Holders of not less than 25 per cent. in aggregate Principal Amount Outstanding of the Class M Notes or (2) if so directed by or pursuant to an Extraordinary Resolution passed at a meeting of the Class M Noteholders, declaring (in writing) the Notes to be due and repayable (and they shall forthwith become due and repayable) at any time after the happening of any of the following events:

         (i) default being made for a period of seven Business Days in the payment of any amount of principal of any Class M Note when and as the same ought to be paid in accordance with these Conditions or default being made for a period of fifteen Business Days in the payment of any amount of interest on any Class M Note when and as the same ought to be paid in accordance with these Conditions; or

         (ii)     the occurrence of any of the events in Condition 9(A)(ii),
                  (iii), (iv), (v) or (vi) above provided that the references in Condition 9(A)(ii) and Condition 9(A)(iv) to Class A Notes and Class A Noteholders shall be read as references to Class M Notes and Class M Noteholders, respectively.

(D)      Class C Noteholders

         This Condition 9(D) shall have no effect if, and for as long as, any Class A Notes, any Class B Notes or any Class M Notes are outstanding. Subject thereto, for so long as any Class C Notes are outstanding, the Note Trustee in its absolute discretion may give notice to the Current Issuer and the Security Trustee of a Current Issuer Note Event of Default (as defined below) in respect of the Class C Notes (a "Class C Note Enforcement Notice"), and shall give such notice if it is indemnified to its satisfaction and (1) if so requested in writing by the Holders of not less than 25 per cent. in aggregate Principal Amount Outstanding of the Class C Notes or (2) if so directed by or pursuant to an Extraordinary Resolution passed at a meeting of the Class C Noteholders, declaring (in writing) the Notes to be due and repayable (and they shall forthwith become due and repayable) at any time after the happening of any of the following events:

         (i) default being made for a period of seven Business Days in the payment of any amount of principal of any Class C Note when and as the same ought to be paid in accordance with these Conditions or default being made for a period of fifteen Business Days in the payment of any amount of interest on any Class C Note when and as the same ought to be paid in accordance with these Conditions; or

         (ii)     the occurrence of any of the events in Condition 9(A)(ii),
                  (iii), (iv), (v) or (vi) above provided that the references in Condition 9(A)(ii) and Condition 9(A)(iv) to Class A Notes and Class A Noteholders shall be read as references to Class C Notes and Class C Noteholders respectively.

(E)      Following Service of a Note Enforcement Notice

         For the avoidance of doubt, upon any Note Enforcement Notice being given by the Note Trustee in accordance with Condition 9(A), (B), (C) or (D) above, all classes of the Notes then outstanding shall immediately become due and repayable, without further action or formality at their Principal Amount Outstanding together with any accrued and unpaid interest in respect thereof as provided in the Current Issuer Trust Deed.

10.      Enforcement of Notes

         The Note Trustee may, at its discretion and without notice at any time and from time to time, take such steps and institute such proceedings against the Current Issuer or any other person as it may think fit to enforce the provisions of the Notes, the Current Issuer Trust Deed (including these Conditions), the Current Issuer Deed of Charge or any of the other Transaction Documents. The Note Trustee may, at its discretion and without notice, at any time after the Current Issuer Security has become enforceable, take such steps as it may think fit to enforce the Current Issuer Security. The Note Trustee shall not be bound to take any such proceedings or steps unless:

         (i) subject in all cases to restrictions contained in the Current Issuer Trust Deed or, as the case may be, the Current Issuer Deed of Charge to protect the interests of any higher ranking class of Noteholders) it shall have been so directed by an Extraordinary Resolution (as described in Condition 9) of the Class A Noteholders, the Class B Noteholders, the Class M Noteholders or the Class C Noteholders or so requested in writing by the Holders of at least 25 per cent. in Principal Amount Outstanding of the Class A Notes, Class B Notes, Class M Notes or Class C Notes; and

         (ii)     it shall have been indemnified to its satisfaction.

         Amounts available for distribution after enforcement of the Current Issuer Security shall be distributed in accordance with the terms of the Current Issuer Deed of Charge.

         No Noteholder may institute any proceedings against the Current Issuer to enforce its rights under or in respect of the Notes or the Current Issuer Trust Deed unless (1) the Note Trustee has become bound to institute proceedings and has failed to do so within 30 days of becoming so bound and
(2) such failure is continuing; provided that, no Class B Noteholder, Class M Noteholder or Class C Noteholder will be entitled to commence proceedings for the winding up or administration of the Current Issuer unless there are no outstanding Notes of a class with higher priority, or if Notes of a class with higher priority are outstanding, there is consent of Noteholders of not less than 25 per cent. of the aggregate principal amount of the Notes outstanding (as defined in the Current Issuer Trust Deed) of the class or classes of Notes with higher priority. Notwithstanding the foregoing and notwithstanding any other provision of the Current Issuer Trust Deed, the right of any Noteholder to receive payment of principal and interest on its Notes on or after the due date for such principal or interest, or to institute suit for the enforcement of payment of that principal or interest, may not be impaired or affected without the consent of that Noteholder.

         In the event that (a) the Current Issuer Security is enforced and after payment of all other claims ranking in priority to the Notes under the Current Issuer Deed of Charge, the remaining proceeds of such enforcement are insufficient to pay in full all principal and interest and other amounts whatsoever due in respect of the Notes and all other claims ranking pari passu therewith or (b) within 20 days following the Final Maturity Date of the latest maturing Note, the Note Trustee certifies that there is no further amount outstanding under the related Current Issuer Intercompany Loan, then all interests in the Global Note Certificate will be automatically exchanged for equivalent interests in an equivalent amount of Notes in an equivalent Principal Amount Outstanding in Individual Note Certificates and such Global Note Certificate will be cancelled on the date of such exchange. The Noteholders are required and the Note Trustee is required on their behalf at the request of the Post Enforcement Call Option Holder, to transfer or (as the case may be) procure transfer of all (but not some only) of the Notes to the Post Enforcement Call Option Holder pursuant to the option granted to it by the Note Trustee (as agent for the Noteholders) pursuant to the Current Issuer Post-Enforcement Call Option Agreement. The Noteholders will be paid for that transfer the sum of one pence Sterling in respect of each Current Issuer Note then outstanding. Immediately upon such transfer, no such former Noteholder shall have any further interest in the Notes. Each of the Noteholders acknowledges that the Note Trustee has the authority and the power to bind the Noteholders in accordance with the terms and conditions set out in the Current Issuer Post- Enforcement Call Option Agreement and each Noteholder, by subscribing for or purchasing Notes, agrees to be so bound.

11.      Meetings of Noteholders, Modifications and Waiver

(A)      Meetings of Noteholders

         The Current Issuer Trust Deed contains provisions for convening meetings of each class of Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any provision of these Conditions or the provisions of any of the Transaction Documents.

(1)      Class A Notes

         The Current Issuer Trust Deed provides that:

         (i) a single meeting of the Holders of all series of Class A Notes may be held whether or not there is a conflict of interest between the Holders of such series of the Class A Notes;

         (ii) there shall be no provision for a meeting of the Holders of one series only of the Class A Notes; and

         (iii) as the Class A Notes are not all denominated in the same currency, the Principal Amount Outstanding of any Class A Note denominated in Dollars or Euro shall be converted into Sterling at the relevant Current Issuer Dollar Currency Swap Rate or Current Issuer Euro Currency Swap Rate, respectively.

(2)      Class B Notes

         The Current Issuer Trust Deed provides that:

         (i) a single meeting of the Holders of all series of Class B Notes may be held whether or not there is a conflict of interest between the Holders of such series of the Class B Notes;

         (ii) there shall be no provision for a meeting of the Holders of one series only of the Class B Notes; and

         (iii) as the Class B Notes are not all denominated in the same currency, the Principal Amount Outstanding of any Class B Note denominated in Dollars or Euro shall be converted into Sterling at the relevant Current Issuer Dollar Currency Swap Rate or Current Issuer Euro Currency Swap Rate, respectively.

(3)      Class M Notes

         The Current Issuer Trust Deed provides that:

         (i) a single meeting of the Holders of all series of Class M Notes may be held whether or not there is a conflict of interest between the Holders of such series of the Class M Notes;

         (ii) there shall be no provision for a meeting of the Holders of one series only of the Class M Notes; and

         (iii) as the Class M Notes are not all denominated in the same currency, the Principal Amount Outstanding of any Class M Note denominated in Dollars or Euro shall be converted into Sterling at the relevant Current Issuer Dollar Currency Swap Rate or Current Issuer Euro Currency Swap Rate, respectively.

(4)      The Class C Notes

         The Current Issuer Trust Deed provides that:

         (i) a single meeting of the Holders of all series of Class C Notes may be held whether or not there is a conflict of interest between the Holders of such series of the Class C Notes;

         (ii) there shall be no provision for a meeting of the Holders of one series only of the Class C Notes; and

         (iii) as the Class C Notes are not all denominated in the same currency, the Principal Amount Outstanding of any Class C Note denominated in Dollars or Euro shall be converted into Sterling at the relevant Current Issuer Dollar Currency Swap Rate or Current Issuer Euro Currency Swap Rate, respectively.

         Subject as provided in the following paragraph, the quorum at any meeting of the Noteholders of any class convened to consider an Extraordinary Resolution will be two or more persons holding or representing more than half of the aggregate Principal Amount Outstanding of the Notes of that class or, at any adjourned meeting, two or more persons being or representing Noteholders of that class, whatever the aggregate Principal Amount Outstanding of the Notes so held or represented.

         The quorum at any meeting of the Noteholders of any class for passing an Extraordinary Resolution which includes the sanctioning of a modification which would have the effect of altering the amount, rate or timing of payments on the Notes, the currency of payment of the Notes, or altering the priority of payments or altering the quorum or majority required in relation to this exception (a "Basic Terms Modification"), shall be two or more persons holding or representing not less than three quarters or, at any adjourned and reconvened meeting, not less than one quarter of the aggregate Principal Amount Outstanding of the Notes of such class.

         A resolution signed by or on behalf of all the Noteholders of the relevant class who for the time being are entitled to receive notice of a meeting under the Current Issuer Trust Deed shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of such class of Noteholders.

(B)      Limitations on Class B Noteholders

         Subject as provided below in relation to an Extraordinary Resolution concerning a Basic Terms Modification, no Extraordinary Resolution of the Class B Noteholders shall take effect for any purpose while any Class A Notes remain outstanding unless it shall have been sanctioned by an Extraordinary Resolution of the Class A Noteholders or the Note Trustee is of the opinion that it would not be materially prejudicial to the interests of the Class A Noteholders.

(C)      Limitations on Class M Noteholders

         Subject as provided below in relation to an Extraordinary Resolution concerning a Basic Terms Modification, no Extraordinary Resolution of the Class M Noteholders shall take effect for any purpose while any Class A Notes or any Class B Notes remain outstanding unless it shall have been sanctioned by an Extraordinary Resolution of the Class A Noteholders and an Extraordinary Resolution of the Class B Noteholders or the Note Trustee is of the opinion that it would not be materially prejudicial to the interests of the Class A Noteholders and the Class B Noteholders.

(D)      Limitations on Class C Noteholders

         Subject as provided below in relation to an Extraordinary Resolution concerning a Basic Terms Modification, no Extraordinary Resolution of the Class C Noteholders shall take effect for any purpose while any Class A Notes, any Class B Notes or any Class M Notes remain outstanding unless it shall have been sanctioned by an Extraordinary Resolution of the Class A Noteholders, an Extraordinary Resolution of the Class B Noteholders and an Extraordinary Resolution of the Class M Noteholders, or the Note Trustee is of the opinion that it would not be materially prejudicial to the interests of the Class A Noteholders, the Class B Noteholders and the Class M Noteholders.

(E)      Basic Terms Modifications

         (i) An Extraordinary Resolution of the Class A Noteholders concerning a Basic Terms Modification will not be effective unless it shall have been sanctioned by an Extraordinary Resolution of the Class B Noteholders, an Extraordinary Resolution of the Class M Noteholders and an Extraordinary Resolution of the Class C Noteholders.

         (ii) An Extraordinary Resolution of the Class B Noteholders concerning a Basic Terms Modification will not be effective unless it shall have been sanctioned by an Extraordinary Resolution of the Class A Noteholders, an Extraordinary Resolution of the Class M Noteholders and an Extraordinary Resolution of the Class C Noteholders.

         (iii) An Extraordinary Resolution of the Class C Noteholders concerning a Basic Terms Modification will not be effective unless it is also sanctioned by an Extraordinary Resolution of the Class A Noteholders, an Extraordinary Resolution of the Class B Noteholders and an Extraordinary Resolution of the Class C Noteholders.

         (iv) An Extraordinary Resolution of the Class C Noteholders concerning a Basic Terms Modification will not be effective unless it is also sanctioned by an Extraordinary Resolution of the Class A Noteholders, an Extraordinary Resolution of the Class B Noteholders and an Extraordinary Resolution of the Class M Noteholders.

(F)      Modifications and Determinations by Note Trustee

         The Note Trustee may agree, without the consent of the relevant class of Noteholders, (i) to any modification (other than a Basic Terms Modification) of, or to the waiver or authorisation of any breach or proposed breach of, the Conditions of a particular class or classes or any of the Transaction Documents which is not, in the opinion of the Note Trustee, materially prejudicial to the interests of the relevant class or classes of the Noteholders or (ii) to any modification of these Conditions or any of the Transaction Documents which, in the opinion of the Note Trustee, is of a formal, minor or technical nature or is to correct a manifest error.

         Any such modification, waiver, authorisation or determination shall be binding on the Noteholders and, unless the Note Trustee agrees otherwise, any such modification shall be notified to the Noteholders and the Rating Agencies in accordance with Condition 14 as soon as practicable thereafter.

         The Note Trustee may agree, without the consent of the Holders of the Sterling Notes on or after the Specified Date (as defined below), to such modifications to the Sterling Notes and the Current Issuer Trust Deed in respect of redenomination of such Notes in euro and associated reconventioning, renominalisation and related matters in respect of such Notes as may be proposed by the Current Issuer (and confirmed by an independent financial institution approved by the Note Trustee to be in conformity with then applicable market conventions) and to provide for redemption at the euro equivalent of the sterling principal amount of the Sterling Notes. For these purposes, "Specified Date" means the date on which the United Kingdom participates in the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union, or otherwise participates in European economic and monetary union in a manner with an effect similar to such third stage.

         Any such modification shall be binding on the Holders of the Sterling Notes and, unless the Note Trustee agrees otherwise, any such modification shall be notified to such Noteholders in accordance with Condition 14 as soon as practicable thereafter.

(G)      Exercise of Note Trustee's Functions

         Where the Note Trustee is required, in connection with the exercise of its powers, trusts, authorities, duties and discretions, to have regard to the interests of the Noteholders of one class, it shall have regard to the interests of such Noteholders as a class and, in particular but without prejudice to the generality of the foregoing, the Note Trustee shall not have regard to, or be in any way liable for, the consequences of such exercise for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. In connection with any such exercise, the Note Trustee shall not be entitled to require, and no Noteholder shall be entitled to claim, from the Current Issuer or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders.

12.      Indemnification of the Note Trustee

         The Current Issuer Trust Deed and the Current Issuer Deed of Charge contain provisions governing the responsibility (and relief from responsibility) of the Note Trustee and providing for its indemnification in certain circumstances, including, among others, provisions relieving it from taking enforcement proceedings or enforcing the Current Issuer Security unless indemnified to its satisfaction. The Note Trustee is also entitled to be paid its costs and expenses in priority to any interest payments to Noteholders.

         The Note Trustee and its related companies are entitled to enter into business transactions with the Current Issuer, the Current Issuer Cash Manager, Northern Rock plc and/or the related companies of any of them and to act as note trustee for the Holders of any new Notes and/or any other person who is a party to any Transaction Document or whose obligations are comprised in the Current Issuer Security and/or any of its subsidiary or associated companies without accounting for any profit resulting therefrom.

         The Note Trustee will not be responsible for any loss, expense or liability which may be suffered as a result of any assets comprised in the Current Issuer Security, or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by clearing organisations or their operators or by intermediaries such as banks, brokers or other similar persons on behalf of the Note Trustee.

         Furthermore, the Note Trustee will be relieved of liability for making searches or other inquiries in relation to the assets comprising the Current Issuer Security. The Note Trustee does not have any responsibility in relation to the legality and the enforceability of the trust arrangements and the related Current Issuer Security. The Note Trustee will not be obliged to take any action which might result in its incurring personal liabilities. The Note Trustee is not obliged to monitor or investigate the performance of any other person under the Current Issuer related documents or the documents relating to the Current Issuer Intercompany Loan and the Mortgages Trust and is entitled to assume, until it has actual knowledge to the contrary, that all such persons are properly performing their duties, unless it receives express notice to the contrary.

         The Note Trustee will not be responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of any Current Issuer Security.

         Similar provisions in respect of the indemnification of the Security Trustee are set out in the Transaction Documents.

13.      Replacement of Notes

         If Individual Note Certificates are lost, stolen, mutilated, defaced or destroyed, the Noteholder can replace them at the Specified Office of any Paying Agent. The Noteholder will be required both to pay the expenses of producing a replacement and to comply with the Current Issuer's, the Registrar's and the Paying Agent's reasonable requests for evidence and indemnity. The Noteholder must surrender any defaced or mutilated Note Certificates before replacements will be issued.

         If a Global Note Certificate is lost, stolen, mutilated, defaced or destroyed, the Current Issuer will deliver a replacement Global Note Certificate to the registered holder upon satisfactory evidence and surrender of any defaced or mutilated Global Note Certificate. A replacement will only be made upon payment of the expenses for a replacement and compliance with the Current Issuer's, Registrar's and Paying Agents' reasonable requests as to evidence and indemnity.

14.      Notice to Noteholders

(A)      Publication of Notice

         Notices to Noteholders will be sent to them by first class mail (or its equivalent) or (if posted to a non-UK address) by airmail at the respective addresses on the Register. Any such notice shall have been deemed to have been given on the fourth day after the date of mailing. In addition, any notice shall be validly given if published on the date of such mailing in The Financial Times and, for so long as amounts are outstanding on the Dollar Notes, in a daily newspaper of general circulation in New York (which is expected to be The New York Times) or, if such publication is not practicable, in a leading English language daily newspaper having general circulation in the United States; provided that if, at any time, the Current Issuer procures that the information concerned in such notice shall appear on a page of the Reuters screen, or any other medium for electronic display of data as may be previously approved in writing by the Note Trustee and notified to Noteholders (in each case a "Relevant Screen"), publication in the newspapers set out above or such other newspaper or newspapers shall not be required with respect to such information, provided, however, that in the case that any Notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange, notices of Noteholder Meetings shall continue to be published as set forth above. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication shall have been made in the newspaper or newspapers in which (or on the Relevant Screen on which) publication is required.

(B)      Note Trustee's Discretion to Select Alternative Method

         The Note Trustee shall be at liberty to sanction some other method of giving notice to the Noteholders or any class or category of them if, in its opinion, such other method is reasonable having regard to market practice then prevailing and to the requirements of the stock exchanges on which the Notes are then listed and provided that notice of such other method is given to the Noteholders in such manner as the Note Trustee shall require.

15.      Governing Law and Jurisdiction

         The Transaction Documents (other than the Current Issuer Underwriting Agreement (which is governed by the laws of the State of New York)) and the Notes are governed by English law, except for those provisions in which security is taken over property situated in Jersey, to which Jersey law shall apply and certain provisions relating to property situated in Scotland, to which Scots law shall apply. The courts of England are to have nonexclusive jurisdiction to settle any disputes which may arise out of or in connection with the Notes and the Transaction Documents (other than the Current Issuer Underwriting Agreement). The Current Issuer and the other parties to the Transaction Documents (other than the Current Issuer Underwriting Agreement) irrevocably submit to the non-exclusive jurisdiction of the courts of England.

16.      Contracts (Rights of Third Parties) Act 1999

         No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

17.      Definitions

         Unless otherwise defined in these Conditions or unless the context otherwise requires, in these Conditions the following words shall have the following meanings and any other capitalised terms used in these Conditions shall have the meanings ascribed to them or incorporated in the Current Issuer Trust Deed or the Current Issuer Master Definitions Schedule. The provisions of Clause 2 (Interpretation and Construction) of the Current Issuer Master Definitions Schedule are incorporated into and shall apply to these Conditions.

         "Additional Interest" has the meaning indicated in Condition 4(B);

         "Agents" means the Paying Agents, the Transfer Agent, the Registrar and the Agent Bank; "Agent Bank" means Citibank, N.A. in its capacity as agent bank at its Specified Office or such other person for the time being acting as agent bank under the Current Issuer Paying Agent and Agent Bank Agreement;

         "Asset Trigger Event" means the event that occurs when there is a positive balance on the Class A Principal Deficiency Sub-Ledger in respect of any Issuer;

         "Authorised Holding" means, in respect of the US Global Note Certificates, $10,000 and integral multiples of $1,000 in excess thereof, and in respect of the Reg S Global Note Certificates, (euro)50,000 and integral multiples of (euro)1,000 in excess thereof (in respect of the Euro Notes) and
(GBP)50,000 and integral multiples of (GBP)1,000 in excess thereof (in respect of the Sterling Notes);

         "Authorised Investments" means (i) Sterling gilt-edged investments and (ii) Sterling demand or time deposits, certificates of deposit and short-term debt obligations (including commercial paper) (which may include deposits in any account which earns a rate of interest related to LlBOR) provided that in all cases such investments have a maturity date of 90 days or less and mature on or before the next following Payment Date and the short-term unsecured, unguaranteed and unsubordinated debt obligations of the issuing or guaranteeing entity or entity with which the demand or time deposits are made (being an authorised institution under the Financial Services and Markets Act 2000) are rated at least "A-1+" by Standard & Poor's, "F1+" by Fitch and "P-1" by Moody's or which are otherwise acceptable to the Rating Agencies (if they are notified in advance) to maintain the then current ratings of the Notes;

         "Basic Terms Modification" has the meaning indicated in Condition
11(A);

         "Business Day" means a day which is a New York Business Day, a London Business Day and a TARGET Business
Day;

         "Cash Management Agreement" means the cash management agreement dated the Initial Closing Date, among the Cash Manager, the Mortgages Trustee, Funding and the Security Trustee, as described further in "Cash management for the mortgages trustee and Funding" in the Prospectus;

         "Cash Manager" means Northern Rock or such other person or persons for the time being acting, under the cash management agreement, as agent for the Mortgages Trustee, Funding and (following enforcement of the Funding security) the Security Trustee for the purposes of, inter alia, managing all cash transactions and maintaining certain ledgers on behalf of the Mortgages Trustee, Funding and (following enforcement of the Funding security) the Security Trustee;

         "Class" or "class" means, in relation to the Notes or the Noteholders, a class of any of the Series 1 Notes, the Series 2 Notes or the Series 3 Notes, as the context requires;

         "Class A Note Enforcement Notice" has the meaning indicated in Condition 9(A); "Class A Noteholders" means the Holders of the Class A Notes;

         "Class A Noteholders" means the Holders of the Class A Notes;

         "Class A Notes" means the Series 1 Class A1 Notes, the Series 1 Class A2 Notes, the Series 1 Class A3 Notes, the Series 2 Class A1 Notes, the Series 2 Class A2 Notes, the Series 3 Class A1 Notes and the Series 3 Class A2 Notes;

         "Class B Note Enforcement Notice" has the meaning indicated in Condition 9(B); "Class B Noteholders" means the Holders of the Class B Notes;

         "Class B Noteholders" means the Holders of the Class B Notes;

         "Class B Notes" means the Series 1 Class B Notes, the Series 2 Class B Notes and the Series 3 Class B
Notes;

         "Class C Note Enforcement Notice" has the meaning indicated in Condition 9(D); "Class C Noteholders" means the Holders of the Class C Notes;

         "Class C Noteholders" means the Holders of the Class C Notes;

         "Class C Notes" means the Series 1 Class C Notes, the Series 2 Class C Notes and the Series 3 Class C
Notes;

         "Class M Note Enforcement Notice" has the meaning indicated in Condition 9(C); "Class M Noteholders" means the Holders of the Class M Notes;

         "Class M Noteholders" means the Holders of the Class M Notes;

         "Class M Notes" means the Series 1 Class M Notes, the Series 2 Class M Notes and the Series 3 Class M
Notes;

         "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme;

         "Closing Date" means on or about [22] September 2004;

         "Commercial Business Day" has the meaning indicated in Condition 1(D);

         "Controlled Amortisation Amount" means on any Payment Date before the occurrence of a Trigger Event for any Note or class of Notes issued by the Current Issuer which is a Controlled Amortisation Note or class of such Notes, the maximum aggregate principal amount which may be repaid by the Current Issuer to the relevant Noteholder or Noteholders of such class on that Payment Date in accordance with the Conditions and the Current Issuer Cash Management Agreement;

         "Controlled Amortisation Note" means any Note where, before the occurrence of a Trigger Event or the enforcement of the Current Issuer Security, the conditions of such Note impose a limit on the amount of principal which may be repaid by the Current Issuer to the relevant Noteholder for that Note on any Payment Date. All of the Notes issued by the Current Issuer are Controlled Amortisation Notes;

         "Current Issuer" means Granite Mortgages 04-3 plc;

         "Current Issuer Account Bank" means Citibank, N.A., situated at 5 Carmelite Street, London EC4Y 0PA, or such other person for the time being acting as account bank to the Current Issuer under the Current Issuer Bank Account Agreement;

         "Current Issuer Available Principal Receipts" means:

         (a) prior to enforcement of the Current Issuer Security, for the Current Issuer in respect of any Payment Date an amount calculated by the Current Issuer Cash Manager on the Distribution Date immediately preceding such Payment Date equal to the sum of:

                  (i) all principal amounts repaid by Funding to the Current Issuer under the Current Issuer Intercompany Loan during the period from (but excluding) the immediately preceding Payment Date to (and including) that Payment Date; and

                  (ii) all Current Issuer Available Revenue Receipts which are to be used on that Payment Date to credit the Current Issuer Principal Deficiency Ledger for any class of Notes issued by the Current Issuer; less

                  (iii) the aggregate of all principal amounts (if any) repaid by Funding to the Current Issuer under the Current Issuer Intercompany Loan on the relevant Payment Date which are to be applied on the relevant Payment Date to pay items (A) through (E),
                           (G), (I) and/or (K) of the Current Issuer Pre-Enforcement Revenue Priority of Payments; and

         (b) following enforcement of the Current Issuer Security, for the Current Issuer in respect of any Payment Date the sum calculated by or on behalf of the Note Trustee on the Distribution Date immediately preceding such Payment Date as the amount to be repaid by Funding to the Current Issuer under the Current Issuer Intercompany Loan during the relevant Interest Period and/or the sum otherwise recovered by the Note Trustee (or the receiver appointed on its behalf) representing the Principal Amount Outstanding of the Notes;

         "Current Issuer Available Revenue Receipts" means for the Current Issuer in respect of any Payment Date an amount calculated by the Current Issuer Cash Manager on the Distribution Date immediately preceding such Payment Date equal to the sum of:

         (a) interest, fees and any other amount (excluding principal) paid by Funding on the relevant Payment Date in respect of the Current Issuer Intercompany Loan;

         (b) amounts received by the Current Issuer under or in accordance with the Current Issuer Basis Rate Swap Agreement (excluding Swap Collateral Excluded Amounts) and any early termination amounts (other than such early termination amounts applied or to be applied by the Current Issuer in the purchase of one or more replacement hedge transactions) received by the Current Issuer under the Current Issuer Swap Agreements;

         (c) interest payable on the Current Issuer Bank Accounts and any income from Authorised Investments made with funds standing to the credit of the Current Issuer Bank Accounts in each case which has been or will be received on or before the relevant Payment Date; and

         (d) (only to the extent required after the Current Issuer Cash Manager has made the relevant calculations set out in the Current Issuer Cash Management Agreement) the aggregate of all principal amounts (if any) repaid by Funding to the Current Issuer under the Current Issuer Intercompany Loan on the relevant Payment Date which are to be applied on the relevant Payment Date to pay items (A) through (E), (G), (I) and/or (K) of the Current Issuer Pre-Enforcement Revenue Priority of Payments;

         "Current Issuer Bank Accounts" means the Current Issuer Transaction Accounts and also includes any additional or replacement bank account opened in the name of the Current Issuer from time to time with the prior written consent of the Note Trustee and the Rating Agencies;

         "Current Issuer Bank Account Agreement" means the bank account agreement entered into on or about the Closing Date between the Current Issuer, the Current Issuer Cash Manager, the Current Issuer Account Bank and the Note Trustee;

         "Current Issuer Basis Rate Swap Agreement" means the ISDA master agreement, schedule thereto and confirmation thereunder entered into on or about the Closing Date and any credit support annex or other credit support documents entered into at any time between the Current Issuer, the Current Issuer Basis Rate Swap Provider and the Note Trustee, and includes any additional and/or replacement Current Issuer Basis Rate Swap Agreement entered into by the Current Issuer from time to time in connection with the Notes;

         "Current Issuer Basis Rate Swap Provider" means Northern Rock plc or such other basis rate swap provider appointed from time to time in accordance with the terms of the Transaction Documents;

         "Current Issuer Cash Management Agreement" means the cash management agreement entered into on or about the Closing Date among the Current Issuer Cash Manager, the Current Issuer and the Note Trustee;

         "Current Issuer Corporate Services Agreement" means the corporate services agreement entered into on or before the Closing Date between, among others, the Current Issuer Corporate Services Provider, Holdings, the Post Enforcement Call Option Holder and the Current Issuer, for the provision by the Current Issuer Corporate Services Provider of certain corporate services;

         "Current Issuer Corporate Services Provider" means Law Debenture Corporate Services Limited or such other person for the time being acting as corporate services provider to the Current Issuer under the Current Issuer Corporate Services Agreement;

         "Current Issuer Deed of Charge" means the deed of charge entered into on or about the Closing Date between, among others, the Current Issuer and the Note Trustee, under which the Current Issuer creates the Current Issuer Security in favour of the Current Issuer Secured Creditors;

         "Current Issuer Dollar Currency Swap Agreements" means the ISDA master agreements, schedules thereto and confirmations thereunder relating to the dollar currency swaps entered into on or about the Closing Date and any credit support annexes or other credit support documents entered into at any time among the Current Issuer, the Current Issuer Dollar Currency Swap Provider and the Note Trustee and/or any credit support provider and includes any additional and/or replacement Current Issuer Dollar Currency Swap Agreement entered into by the Current Issuer from time to time in connection with the Dollar Notes;

         "Current Issuer Dollar Currency Swap Provider" means [o] or, as applicable, such other dollar currency swap provider appointed from time to time in relation to the Dollar Notes (or any class of them, as the context shall require), in accordance with the terms of the Transaction Documents;

         "Current Issuer Dollar Currency Swap Rate" means the rate at which Dollars are converted to Sterling or, as the case may be, Sterling is converted to Dollars pursuant to, as applicable, to any Current Issuer Dollar Currency Swap Agreement, or, if there is no relevant Current Issuer Dollar Currency Swap Agreement in effect at such time, the "spot" rate at which Dollars are converted to Sterling or, as the case may be, Sterling is converted to Dollars, on the foreign exchange markets;

         "Current Issuer Euro Currency Swap Agreements" means the ISDA master agreements, schedules thereto and confirmations thereunder relating to the euro currency swaps entered into on or about the Closing Date and any credit support annexes or other credit support documents entered into at any time among the Current Issuer, the Current Issuer Euro Currency Swap Provider and the Note Trustee and/or any credit support provider and includes any additional and/or replacement Current Issuer Euro Currency Swap Agreement entered into by the Current Issuer from time to time in connection with the Euro Notes;

         "Current Issuer Euro Currency Swap Provider" means [o] or, as applicable, such other euro currency swap provider appointed from time to time in relation to the Euro Notes (or any class of them, as the context shall require), in accordance with the terms of the Transaction Documents;

         "Current Issuer Euro Currency Swap Rate" means the rate at which Euro are converted to Sterling or, as the case may be, Sterling is converted to Euro pursuant to, as applicable, to any Current Issuer Euro Currency Swap Agreement, or, if there is no relevant Current Issuer Euro Currency Swap Agreement in effect at such time, the "spot" rate at which Euro are converted to Sterling or, as the case may be, Sterling is converted to Euro, on the foreign exchange markets;

         "Current Issuer Intercompany Loan" means the loan made by the Current Issuer to Funding on the Closing Date under the Current Issuer Intercompany Loan Agreement;

         "Current Issuer Intercompany Loan Agreement" means the intercompany loan agreement entered into on or about the Closing Date between, among others, Funding, the Current Issuer and the Security Trustee;

         "Current Issuer Interest Rate Swap Agreement" means the ISDA master agreement, schedule thereto and confirmation thereunder relating to the interest rate swap entered into on the Closing Date and any credit support annex or other credit support documents entered into at any time among the Current Issuer, the Current Issuer Interest Rate Swap Provider and the Note Trustee and/or any credit support provider and includes any additional and/or replacement Current Issuer Interest Rate Swap Agreement entered into by the Current Issuer from time to time in connection with the Series 3 Class A2 Notes;

         "Current Issuer Interest Rate Swap Provider" means [o] or, as applicable, such other interest rate swap provider appointed from time to time in relation to the Series 3 Class A2 Notes, in accordance with the terms of the Transaction Documents;

         "Current Issuer Master Definitions Schedule" means the master definitions schedule in connection with the Current Issuer dated on or about the Closing Date setting out, among other things, definitions which apply to certain Transaction Documents;

         "Current Issuer Paying Agent and Agent Bank Agreement" means the paying agent and agent bank agreement entered into on or about the Closing Date between the Current Issuer, the Principal Paying Agent, the Paying Agents, the Transfer Agent, the Registrar, the Agent Bank and the Note Trustee;

         "Current Issuer Post-Enforcement Call Option Agreement" means the post enforcement call option agreement entered into on or about the Closing Date between the Current Issuer the Post Enforcement Call Option Holder and the Note Trustee;

         "Current Issuer Post-Enforcement Priority of Payments" means the provisions and the order of priority of payments in which all Current Issuer Available Revenue Receipts, Current Issuer Available Principal Receipts and all other monies, income, receipts and recoveries received by or on behalf of the Current Issuer or the Note Trustee or any receiver of the Current Issuer and the proceeds of enforcement of the Current Issuer Security are to be applied following an enforcement of the Current Issuer Security as set out in a schedule to the Current Issuer Deed of Charge, as the same may be amended, varied or superseded from time to time in accordance with the terms of the Current Issuer Deed of Charge;

         "Current Issuer Pre-Enforcement Principal Priority of Payments" means the provisions and the order of priority of payments in which the Current Issuer Available Principal Receipts will be applied until enforcement of the Current Issuer Security as set out in a schedule to the Current Issuer Cash Management Agreement;

         "Current Issuer Pre-Enforcement Revenue Priority of Payments" means the provisions and the order of priority of payments in which the Current Issuer Available Revenue Receipts will be applied until enforcement of the Current Issuer Security and as set out in a schedule to the Current Issuer Cash Management Agreement;

         "Current Issuer Priority of Payments" means the relevant Current Issuer Pre- Enforcement Revenue Priority of Payments, the Current Issuer Pre-Enforcement Principal Priority of Payments and the Current Issuer Post-Enforcement Priority of Payments;

         "Current Issuer Reserve Fund" means the reserve fund established in the name of Funding in respect of the Current Issuer on the Closing Date;

         "Current Issuer Secured Creditors" means the Note Trustee (and any receiver appointed under the Current Issuer Deed of Charge), the Swap Providers, the Current Issuer Corporate Services Provider, the Current Issuer Account Bank, the Current Issuer Cash Manager, the Paying Agents, the Agent Bank, the Transfer Agent, the Registrar and the Noteholders;

         "Current Issuer Security" means the security created by the Current Issuer pursuant to the Current Issuer Deed of Charge;

         "Current Issuer Subscription Agreement" means the subscription agreement relating to the sale of the Euro Notes and the Sterling Notes, entered into on or about [o] September 2004, between, among others, the Current Issuer, Funding, the Mortgages Trustee, Deutsche Bank AG London, Lehman Brothers International (Europe) and UBS Limited;

         "Current Issuer Swap Agreements" means the Current Issuer Dollar Currency Swap Agreements, the Current Issuer Euro Currency Swap Agreements, the Current Issuer Interest Rate Swap Agreement and the Current Issuer Basis Rate Swap Agreement;

         "Current Issuer Transaction Accounts" means the day to day bank accounts of the Current Issuer, held with the Current Issuer Account Bank and comprising the Current Issuer dollar account, the Current Issuer sterling account and the Current Issuer euro account as at the Closing Date or that may be opened, with the prior approval of the Note Trustee, after the Closing Date;

         "Current Issuer Trust Deed" means the trust deed entered into on or about the Closing Date between the Current Issuer and the Note Trustee, among other things, constituting the Notes;

         "Current Issuer Underwriting Agreement" means the underwriting agreement relating to the sale of the Dollar Notes entered into on or about [o] September 2004 between, among others, the Current Issuer, Funding, the Mortgages Trustee, Deutsche Bank Securities Inc., Lehman Brothers Inc. and UBS Limited. The governing law and jurisdiction of the Current Issuer Underwriting Agreement is the State of New York;

         "Current Seller Share" means the amount of trust property beneficially owned by the Seller from time to time.

         "Deferred Interest" has the meaning indicated in Condition 4(B);

         "Distribution Date" means the date on which the mortgages trust terminates and the London Business Day determined by the Cash Manager falling no later than 6 business days after each Trust Determination Date;

         "Dollar Interest Determination Date" means in relation to the Dollar Notes and any Interest Period for which the applicable Rate of Interest shall apply, two London Business Days before the first day of such Interest Period;

         "Dollar Notes" means the Series 1 Notes (other than the Series 1 Class A2 Notes) and the Series 2 Class A1 Notes;

         "Dollars", "US$", "US Dollars" or "$" means the lawful currency for the time being of the United States of America;

         "Euro", "euro" or "(euro)" means the currency of the member states of the European Union that adopt the single currency in accordance with the Treaty of Rome of 25 March 1957, establishing the European Community, as amended from time to time;

         "Euro Interest Determination Date" for the Euro Notes and any Interest Period for which the applicable Rate of Interest shall apply means two TARGET Business Days before the first day of such Interest Period;

         "Euro Notes" means the Series 1 Class A2 Notes and the Series 2 Notes (other than the Series 2 Class A1 Notes);

         "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System;

         "Eurozone" means the region comprised of the member states of the European Union that adopt the single currency in accordance with the Treaty of Rome of 25 March 1957, establishing the European Community, as amended from time to time;

         "Extraordinary Resolution" means (a) a resolution passed at a meeting of the Noteholders of a particular class duly convened and held in accordance with the provisions of the Current Issuer Trust Deed by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll or (b) a resolution in writing signed by or on behalf of all the Noteholders of a particular class, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders;

         "Final Maturity Date" means:

         (i) in respect of the Series 1 Class A1 Notes, the Payment Date falling in September 2025;

         (ii) in respect of the Series 1 Class A2 Notes, the Payment Date falling in September 2028;

         (iii) in respect of the Series 1 Class A3 Notes, the Payment Date falling in September 2044;

         (iv) in respect of the Series 1 Class B Notes, the Payment Date falling in September 2044;

         (v) in respect of the Series 1 Class M Notes, the Payment Date falling in September 2044;

         (vi) in respect of the Series 1 Class C Notes, the Payment Date falling in September 2044;

         (vii) in respect of the Series 2 Class A1 Notes, the Payment Date falling in September 2044;

         (viii) in respect of the Series 2 Class A2 Notes, the Payment Date falling in September 2044;

         (ix) in respect of the Series 2 Class B Notes, the Payment Date falling in September 2044;

         (x) in respect of the Series 2 Class M Notes, the Payment Date falling in September 2044;

         (xi) in respect of the Series 2 Class C Notes, the Payment Date falling in September 2044;

         (xii) in respect of the Series 3 Class A1 Notes, the Payment Date falling in September 2044;

         (xiii) in respect of the Series 3 Class A2 Notes, the Payment Date falling in September 2044;

         (xiv) in respect of the Series 3 Class B Notes, the Payment Date falling in September 2044;

         (xv) in respect of the Series 3 Class M Notes, the Payment Date falling in September 2044; and

         (xvi) in respect of the Series 3 Class C Notes, the Payment Date falling in September 2044;

         "Funding" means Granite Finance Funding Limited;

         "Funding Deed of Charge" means the deed of charge dated the Initial Closing Date, as amended and restated from time to time, between, among others, Funding, the Security Trustee, the First Issuer and the Note Trustee and each deed of accession or supplement entered into in connection therewith (including, where the context admits and for the avoidance of doubt, the Second Priority Funding Deed of Charge);

         "Funding Security" means the mortgages, charges, assignments, pledges and other security created by Funding under or pursuant to the Funding Deed of Charge in favour of the Security Trustee for the benefit of the secured creditors of Funding as described under the Funding Deed of Charge;

         "Global Note Certificates" means the US Global Note Certificates and the Reg S Global Note Certificates;

         "Holder" has the meaning indicated in Condition 1(B);

         "Individual Note Certificates" means the note certificates representing the Notes while in definitive form;

         "Initial Relevant Screen Rate" means, as applicable:

         (i) in respect of the Dollar Notes, the linear interpolation of the arithmetic mean of the offered quotations to leading banks for [two-month] Dollar deposits and the arithmetic mean of the offered quotations to leading banks for [three-month] Dollar deposits (rounded upwards, if necessary, to five decimal places), displayed on the Dow-Jones Telerate Monitor at Telerate Page No. 3750;

         (ii) in respect of the Euro Notes, the linear interpolation of the arithmetic mean of the offered quotations to leading banks for [two-month] Euro deposits and the arithmetic mean of the offered quotations to leading banks for [three-month] Euro deposits (rounded upwards, if necessary, to five decimal places), displayed on the Dow-Jones Telerate Monitor at Telerate Page No. 248; or

         (iii) in respect of the Sterling Notes, the linear interpolation of the arithmetic mean of the offered quotations to leading banks for [two-month] Sterling deposits and the arithmetic mean of the offered quotations to leading banks for [three-month] Sterling deposits (rounded upwards, if necessary, to five decimal places), displayed on the Dow-Jones Telerate Monitor at Telerate Page No. 3750;

         in each case, displayed on the above-mentioned page of the Dow-Jones/Telerate Monitor (or such replacement page on that service which displays the information) or, if that service ceases to display the information, such other screen service as may be determined by the Current Issuer (with the approval of the Note Trustee, in its sole discretion) (rounded upwards, if necessary, to five decimal places);

         "Interest Amount" has the meaning indicated in Condition 4(D)(ii);

         "Interest Determination Date" means (a) in respect of each Class of Dollar Notes, the Dollar Interest Determination Date, (b) in respect of each Class of Euro Notes, the Euro Interest Determination Date, and (c) in respect of each Class of Sterling Notes, the Sterling Interest Determination Date;

         "Interest Period" has the meaning indicated in Condition 4(B);

         "London Business Day" means a day (other than a Saturday or Sunday or public holiday) on which banks are generally open for business in London;

         "London Stock Exchange" means the London Stock Exchange plc;

         "Minimum Seller Share" means an amount included in the Seller Share which is calculated in accordance with the Mortgages Trust Deed and which, as at the Closing Date, will be approximately (GBP)[o];

         "Mortgages Trust" means the trust of the trust property held by the Mortgages Trustee under the Mortgages Trust Deed;

         "New York Business Day" means a day (other than a Saturday, Sunday or a public holiday) on which banks are generally open for business in the City of New York;

         "Non-Asset Trigger Event" means any of the following events: (a) an Insolvency Event occurs in relation to the Seller, (b) the role of the Seller as Administrator under the Administration Agreement is terminated and a new Administrator is not appointed within 60 days, or (c) on the Distribution Date immediately succeeding a Seller Share Event Distribution Date, the Current Seller Share is equal to or less than the Minimum Seller Share (determined using the amounts of the Current Seller Share and Minimum Seller Share that would exist after making the distributions of mortgages trustee principal receipts due on that Distribution Date on the basis that the Cash Manager assumes that those mortgages trustee principal receipts are distributed in the manner described under "--Mortgages trustee allocation and distribution of mortgages trustee principal receipts prior to the occurrence of a trigger event" in the prospectus);

         "Note Certificates" means any Global Note Certificates or Individual Note Certificates;

         "Note Determination Date" means the Distribution Date immediately preceding each Payment Date;

         "Note Enforcement Notice" means any or all of a Class A Note Enforcement Notice, a Class B Note Enforcement Notice, a Class M Note Enforcement Notice and a Class C Note Enforcement Notice;

         "Note Interest Amount" has the meaning indicated in Condition
4(D)(ii);

         "Note Principal Payment" has the meaning indicated in Condition 5(C);

         "Note Trustee" means The Bank of New York and its successors or any further or other note trustee under the Current Issuer Trust Deed, as trustee for the Noteholders, and/or the Current Issuer Deed of Charge;

         "Noteholders" means the Holders for the time being of the Notes;

         "Notes" means the Class A Notes, the Class B Notes, the Class M Notes and the Class C Notes;

         "Paying Agents" means the Principal Paying Agent and the US Paying Agent, together with any further or other paying agents for the time being appointed under the Current Issuer Paying Agent and Agent Bank Agreement;

         "Payment Business Day" means a day which is (i) a New York Business Day, (ii) a London Business Day and (iii) a TARGET Business Day and, in the case of surrender (or, in the case of part payment only, endorsement) of a Note Certificate under Condition 6(E), means any day on which banks are open for business in the place in which such Note Certificate is surrendered (or, as the case may be, endorsed);

         "Post Enforcement Call Option Holder" means GPCH Limited;

         "Principal Amount Outstanding" has the meaning indicated in Condition 5(C);

         "Principal Paying Agent" means Citibank, N.A. in its capacity as principal paying agent at its Specified Office or such other person for the time being acting as principal paying agent under the Current Issuer Paying Agent and Agent Bank Agreement;

         "Quotation Deposits" means (a) in respect of each Class of Dollar Notes, Dollar deposits of $10,000,000, (b) in respect of each Class of Euro Notes, Euro deposits of A10,000,000, and (c) in respect of each Class of Sterling Notes, Sterling deposits of (GBP)10,000,000;

         "Quotation Market" means (a) in respect of each Class of Euro Notes, the Eurozone inter-bank market, and (b) in respect of each other Class of Notes, the London inter-bank market;

         "Quotation Period" means on the initial Interest Determination Date relating to a Class of Notes, [two months and three months] and (b) on each other Interest Determination Date relating to such Class, three months;

         "Quotation Time" means (a) in respect of each Class of Euro Notes,
11.00 a.m. Brussels time on the relevant Interest Determination Date relating to such Class, and (b) in respect of each other Class of Notes, 11.00 a.m. London time on the relevant Interest Determination Date relating to such Class;

         "Rate of Interest" and "Rates of Interest" have the meanings indicated in Condition 4(C);

         "Rating Agencies" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service Limited and Fitch Ratings Ltd.;

         "Redemption Amount" has the meaning indicated in Condition 5(G);

         "Reference Banks" means the principal London offices of Citibank, N.A., ABN AMRO Bank N.V., Barclays Bank plc and JPMorgan Chase Bank and their successors and/or such other bank as may be appointed pursuant to Condition 4(H);

         "Reg S" means Regulation S under the United States Securities Act of 1933, as amended;

         "Reg S Global Note Certificates" means the note certificates representing the Euro Notes and Sterling Notes, as applicable, while in global form;

         "Register" means the register of Noteholders kept by the Registrar and which records the identity of each Noteholder and the number of Notes that each Noteholder owns;

         "Registrar" means Citibank, N.A. in its capacity as registrar at its Specified Office or such other person for the time being acting as registrar under the Current Issuer Paying Agent and Agent Bank Agreement;

         "Relevant Margin" means:

       (i) in respect of the Series 1 Class A1 Notes, [o] per cent. per annum up to and including the Interest Period ending on the Payment Date in September 2011 and thereafter [o] per cent. per annum;

       (ii) in respect of the Series 1 Class A2 Notes, [o] per cent. per annum up to and including the Interest Period ending on the Payment Date in March 2006 and thereafter [o] per cent. per annum;

       (iii) in respect of the Series 1 Class A3 Notes, [o] per cent. per annum up to and including the Interest Period ending on the Payment Date in September 2011 and thereafter [o] per cent. per annum;

       (iv) in respect of the Series 1 Class B Notes, [o] per cent. per annum up to and including the Interest Period ending on the Payment Date in September 2011 and thereafter [o] per cent. per annum;

       (v) in respect of the Series 1 Class M Notes, [o] per cent. per annum up to and including the Interest Period ending on the Payment Date in September 2011 and thereafter [o] per cent. per annum;

       (vi) in respect of the Series 1 Class C Notes, [o] per cent. per annum up to and including the Interest Period ending on the Payment Date in September 2011 and thereafter [o] per cent. per annum;

       (vii) in respect of the Series 2 Class A1 Notes, [o] per cent. per annum up to and including the Interest Period ending on the Payment Date in September 2011 and thereafter [o] per cent. per annum;

       (viii) in respect of the Series 2 Class A2 Notes, [o] per cent. per annum up to and including the Interest Period ending on the Payment Date in September 2011 and thereafter [o] per cent. per annum; W-60

       (ix) in respect of the Series 2 Class B Notes, [o] per cent. per annum up to and including the Interest Period ending on the Payment Date in September 2011 and thereafter [o] per cent. per annum;

       (x) in respect of the Series 2 Class M Notes, [o] per cent. per annum up to and including the Interest Period ending on the Payment Date in September 2011 and thereafter [o] per cent. per annum;

       (xi) in respect of the Series 2 Class C Notes, [o] per cent. per annum up to and including the Interest Period ending on the Payment Date in September 2011 and thereafter [o] per cent. per annum;

       (xii) in respect of the Series 3 Class A1 Notes, [o] per cent. per annum up to and including the Interest Period ending on the Payment Date in September 2011 and thereafter [o] per cent. per annum;

       (xiii) in respect of the Series 3 Class A2 Notes, not applicable up to and including the Interest Period ending on the Series 3 Class A2 Annual Payment Date. If a Trigger Event occurs or the Funding Security and/or the Current Issuer Security is enforced prior to the Payment Date in September 2011, [o] per cent. per annum, and on and after the Payment Date in September 2011, [o] per cent. per annum;

       (xiv) in respect of the Series 3 Class B Notes, [o] per cent. per annum up to and including the Interest Period ending on the Payment Date in September 2011 and thereafter [o] per cent. per annum;

       (xv) in respect of the Series 3 Class M Notes, [o] per cent. per annum up to and including the Interest Period ending on the Payment Date in September 2011 and thereafter [o] per cent. per annum; and

       (xvi) in respect of the Series 3 Class C Notes, [o] per cent. per annum up to and including the Interest Period ending on the Payment Date in September 2011 and thereafter [o] per cent. per annum;

         "Relevant Screen Rate" means, as applicable:

       (i) in respect of the first Interest Period, the Initial Relevant Screen Rate; and

       (ii) (1) in respect of subsequent Interest Periods in respect of the Dollar Notes, the arithmetic mean of the offered quotations to leading banks for three-month Dollar deposits in the London inter-bank market displayed on the Dow- Jones/Telerate Monitor at Telerate Page No. 3750; (2) in respect of subsequent Interest Periods in respect of the Euro Notes, the arithmetic mean of offered quotations for three month Euro deposits in the Eurozone inter-bank market displayed on the Dow-Jones/Telerate Monitor at Telerate Page No. 248; and (3) in respect of subsequent Interest Periods in respect of the Sterling Notes, the arithmetic mean of offered quotations for three month Sterling deposits in the London inter-bank market displayed on the Dow-Jones/Telerate Monitor at Telerate Page No. 3750;

         in each case, displayed on the above-mentioned page of the Dow-Jones/Telerate Monitor (or such replacement page on that service which displays the information) or, if that service ceases to display the information, such other screen service as may be determined by the Current Issuer (with the approval of the Note Trustee, in its sole discretion) (rounded upwards, if necessary, to five decimal places);

         "Second Priority Funding Deed of Charge" means the second priority deed of charge dated January 28, 2004, as amended, restated, novated or supplemented from time to time, among Funding, the Mortgages Trustee and the Security Trustee;

         "Security Interest" means any mortgage or sub-mortgage, standard security, charge or sub-charge (whether legal or equitable), encumbrance, pledge, lien, hypothecation, assignment by way of security or other security interest or title retention arrangement and any agreement, trust or arrangement having substantially the same economic or financial effect as any of the foregoing (other than a lien arising in the ordinary course of business or by operation of law);

         "Security Trustee" means The Bank of New York and its successors or any other security trustee under the Funding Deed of Charge);

         "Seller Share" means the Current Seller Share of the trust property calculated as set forth in the Mortgages Trust Deed;

         "Seller Share Event" means an event that will occur if, on a Distribution Date, (i) the result of the calculation of the Current Seller Share on that Distribution Date would be equal to or less than the Minimum Seller Share for such Distribution Date (determined using the amounts of the Current Seller Share and Minimum Seller Share that would exist after making the distributions of mortgages trustee principal receipts due on that Distribution Date on the basis that the Cash Manager assumes that those mortgages trustee principal receipts are distributed in the manner described under "--Mortgages trustee allocation and distribution of mortgages trustee principal receipts prior to the occurrence of a trigger event") in the prospectus, and (ii) a Seller Share Event has not occurred on the immediately preceding Distribution Date);

         "Seller Share Event Distribution Date" means a Distribution Date on which a Seller Share Event occurs;

         "Series" or "series" means, in relation to the Notes, the Series 1 Notes, the Series 2 Notes or the Series 3 Notes, as the context requires;

         "Series 1 Class A Notes" means the Series 1 Class A1 Notes, the Series 1 Class A2 Notes and the Series 1 Class A3 Notes;

         "Series 1 Class A1 Notes" means the $[1,000,000,000] Series 1 Class A1 floating rate notes due September
2025;

         "Series 1 Class A2 Notes" means the (euro)[500,000,000] Series 1 Class A2 floating rate notes due September 2028;

         "Series 1 Class A3 Notes" means the $[1,271,750,000] Series 1 Class A3 floating rate notes due September
2044;

         "Series 1 Class B Notes" means the $[60,350,000] Series 1 Class B floating rate notes due September
2044;

         "Series 1 Class C Notes" means the $[63,900,000] Series 1 Class C floating rate notes due September
2044;

         "Series 1 Class M Notes" means the $[31,950,000] Series 1 Class M floating rate notes due September
2044;

         "Series 1 Notes" means collectively the Series 1 Class A Notes, the Series 1 Class B Notes, the Series 1 Class M Notes and the Series 1 Class C Notes;

         "Series 2 Class A Notes" means the Series 2 Class A1 Notes and the Series 2 Class A2 Notes;

         "Series 2 Class A1 Notes" means the $[727,250,000] Series 2 Class A1 floating rate notes due September
2044;

         "Series 2 Class A2 Notes" means the (euro)[810,000,000] Series 2 Class A2 floating rate notes due September 2044;

         "Series 2 Class B Notes" means the (euro)[75,300,000] Series 2 Class B floating rate notes due September 2044;

         "Series 2 Class C Notes" means the (euro)[140,750,000] Series 2 Class C floating rate notes due September 2044;

         "Series 2 Class M Notes" means the $[58,600,000] Series 2 Class M floating rate notes due September
2044;

         "Series 2 Notes" means collectively the Series 2 Class A Notes, the Series 2 Class B Notes, the Series 2 Class M Notes and the Series 2 Class C Notes;

         "Series 3 Class A Notes" means the Series 3 Class A1 Notes and the Series 3 Class A2 Notes;

         "Series 3 Class A1 Notes" means the (GBP)[411,250,000] Series 3 Class A1 floating rate notes due September 2044;

         "Series 3 Class A2 Notes" means the A[600,000,000] Series 3 Class A2 fixed rate notes due September 2044;

         "Series 3 Class B Notes" means the $[54,350,000] Series 3 Class B floating rate notes due September
2044;

         "Series 3 Class C Notes" means the (GBP)[99,450,000] Series 3 Class C floating rate notes due September 2044;

         "Series 3 Class M Notes" means the (GBP)[42,250,000] Series 3 Class M floating rate notes due September 2044;

         "Series 3 Notes" means collectively the Series 3 Class A Notes, the Series 3 Class B Notes, the Series 3 Class M Notes and the Series 3 Class C Notes;

         "Specified Date" has the meaning indicated in Condition 11(F);

         "Specified Office" means, the context may require, in relation to any of the Agents, the office specified against the name of such Agent in the Current Issuer Paying Agent and Agent Bank Agreement or such other specified notice as may be notified to the Current Issuer and the Note Trustee pursuant to the Current Issuer Paying Agent and Agency Bank Agreement;

         "Sterling", "Pounds Sterling" or "(GBP)" means the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland;

         "Sterling Notes" means the Series 3 Notes;

         "Sterling Interest Determination Date" for the Sterling Notes and any Interest Period for which the applicable Rate of Interest shall apply means the first day of such Interest Period;

         "Swap Collateral" means any asset (including, without limitation, cash and/or securities) paid or transferred to the Current Issuer by a Swap Provider in accordance with the terms of the relevant Current Issuer Swap Agreement as collateral to secure the performance of that Swap Provider's obligations under the relevant Current Issuer Swap Agreement together with any income or distributions received in respect of such asset and any equivalent of or replacement of such asset into which such asset is transformed;

         "Swap Collateral Accounts" means the Swap Collateral Cash Account and the Swap Collateral Securities Account;

         "Swap Collateral Ancillary Document" means any document (including, without limitation, any custodial agreement or bank account agreement but excluding the Current Issuer Swap Agreements, the Current Issuer Cash Management Agreement and the Current Issuer Deed of Charge) as may be entered into by the Current Issuer from time to time in connection with the Swap Collateral;

         "Swap Collateral Available Principal Amount" means, at any time, the amount of Swap Collateral which under the terms of the relevant Current Issuer Swap Agreement may be applied at that time in satisfaction of the relevant Swap Provider's obligations to the Current Issuer to the extent that such obligations relate to payments to be made in connection with the Current Issuer Pre-Enforcement Principal Priority of Payments or Current Issuer Post-Enforcement Priority of Payments, as the case may be;

         "Swap Collateral Available Revenue Amount" means, at any time, the amount of Swap Collateral which under the terms of the relevant Current Issuer Swap Agreement may be applied at that time in satisfaction of the relevant Swap Provider's obligations to the Current Issuer to the extent that such obligations relate to payments to be made in connection with the Current Issuer Pre-Enforcement Revenue Priority of Payments or Current Issuer Post-Enforcement Priority of Payments, as the case may be;

         "Swap Collateral Cash Account" means an account opened in the name of the Current Issuer for the purpose of holding Swap Collateral in cash and maintained in accordance with the terms of the Current Issuer Cash Management Agreement;

         "Swap Collateral Securities Account" means a securities account opened in the name of the Current Issuer for the purpose of holding Swap Collateral in the form of securities and maintained in accordance with the terms of the Current Issuer Cash Management Agreement;

         "Swap Providers" means each of the Current Issuer Basis Rate Swap Provider, the Current Issuer Interest Rate Swap Provider, the Current Issuer Dollar Currency Swap Provider and the Current Issuer Euro Currency Swap Provider, or any one of them as the context requires;

         "TARGET Business Day" means a day on which the Trans-European Automated Real-time Gross settlement Express Transfer (TARGET) System is open;

         "Transaction Documents" means the Current Issuer Corporate Services Agreement, the Current Issuer Intercompany Loan Agreement, the Funding Deed of Charge, the Second Priority Funding Deed of Charge, the Current Issuer Bank Account Agreement, the Current Issuer Deed of Charge, the Current Issuer Trust Deed, the Current Issuer Paying Agent and Agent Bank Agreement, the Current Issuer Cash Management Agreement, the Current Issuer Post-Enforcement Call Option Agreement, the Current Issuer Dollar Currency Swap Agreement, the Current Issuer Euro Currency Swap Agreement, the Current Issuer Basis Rate Swap Agreement, the Current Issuer Interest Rate Swap Agreement, any Swap Collateral Ancillary Document, the Current Issuer Subscription Agreement, the Current Issuer Underwriting Agreement, the Current Issuer Master Definitions Schedule, the Funding (Granite 04-3) Guaranteed Investment Contract, the Mortgages Trustee Guaranteed Investment Contract, the Funding Guaranteed Investment Contract and such other related documents which are referred to in the terms of the above documents;

         "Transfer Agent" means Citibank, N.A. in its capacity as transfer agent at its Specified Office or such other person for the time being acting as transfer agent under the Current Issuer Paying Agent and Agent Bank Agreement;

         "Trigger Event" means an Asset Trigger Event or a Non-Asset Trigger Event, as the case may be;

         "Trust Determination Date" means the first day (or, if not a London Business Day, the next succeeding London Business Day) of each calendar month;

         "UK Listing Authority" means the United Kingdom Financial Services Authority in its capacity as competent authority pursuant to Part VI of the FSMA;

         "US Global Note Certificates" means the note certificates representing the Dollar Notes while in global form; and

         "US Paying Agent" means Citibank, N.A., acting in its capacity as US paying agent through its New York office or such other person for the time being acting as US paying agent under the Current Issuer Paying Agent and Agent Bank Agreement.